SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12
RED LION HOTELS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 20, 2015

Dear Shareholder:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Red Lion Hotels Corporation at 9:00 a.m. on Wednesday, May 20, 2015. The meeting will be held in the RLHC Design Center at 550 Market Street, Suite 500, Denver, Colorado 80202.

The accompanying Notice of 2015 Annual Meeting of Shareholders and Proxy Statement describe the matters to be presented at the meeting. In addition, management will speak on our developments of the past year and respond to comments and questions of general interest to shareholders.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. Voting by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Melvin L. Keating
Chairman of the Board

IMPORTANT

A proxy statement and proxy card are enclosed. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder of record attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

RED LION HOTELS CORPORATION

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2015

To the Shareholders of Red Lion Hotels Corporation:

The 2015 Annual Meeting of Shareholders of Red Lion Hotels Corporation will be held at 9:00 a.m. on Wednesday, May 20, 2015, at 550 Market Street, Suite 500, Denver, Colorado 80202 for the following purposes:

(1)	Election of eight individuals to the Board of Directors;

(2)	Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for 2015;

(3)	Advisory (non-binding) vote on executive compensation;

(4)	Approval of the 2015 Stock Incentive Plan; and

(5)	Transaction of such other business as may properly come before the meeting and any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed March 31, 2015 as the record date for the meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the proxy card or the information provided by your bank, broker or other holder of record. Even if you vote your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a bank, broker or other holder of record and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the bank, broker or other holder of record.

By Order of the Board of Directors

Thomas L. McKeirnan
Secretary

Spokane, Washington

April 20, 2015

The 2014 Annual Report of Red Lion Hotels Corporation accompanies this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2015:

The Notice of Meeting, Proxy Statement, Proxy Card and 2014 Annual Report are available at http://investor.shareholder.com/rlhcorp/annuals.cfm.

(continued)

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RED LION HOTELS CORPORATION

201 West North River Drive, Suite 100

Spokane, Washington 99201

2015 PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Red Lion Hotels Corporation, a Washington corporation, for use at the 2015 Annual Meeting of Shareholders to be held at 9:00 a.m. local time on Wednesday, May 20, 2015, and at any adjournments thereof. The meeting will be held in the RLHC Design Center at 550 Market Street, Suite 500, Denver, Colorado 80202.

Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the meeting. This proxy statement and the accompanying proxy card are first being mailed on or about April 20, 2015 to all shareholders entitled to vote at the meeting.

Who Can Vote

You are entitled to vote at the meeting if you were a holder of record of our common stock, $.01 par value, at the close of business on March 31, 2015. Your shares may be voted at the meeting only if you are present in person or represented by a valid proxy.

For the ten days prior to the meeting, a list of shareholders entitled to vote at the meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the meeting, at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201. This list will also be available at the meeting.

Shares Outstanding and Quorum

At the close of business on March 31, 2015, there were 19,918,778 shares of our common stock outstanding and entitled to vote. A majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) “FOR” election of the eight director nominees named below; (ii) “FOR” ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for 2015; (iii) “FOR” approval, on an advisory basis, of the compensation of our named executive officers, and (iv) “FOR” approval of the 2015 Stock Incentive Plan. If one or more of the director nominees should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies may be voted in favor of the election of a substitute nominee or nominees proposed by the Board.

The proxy holders named in the enclosed proxy are authorized to vote in their discretion on any other matters that may properly come before the meeting or any adjournments thereof. At the time this proxy statement went to press, management was not aware of any matter that may properly be presented for action at the meeting other than those described in this proxy statement. In addition, no shareholder proposal or director nomination was received on a timely basis, so no such other matters may be brought to a vote at the meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. Shareholders of record may revoke a proxy by delivering a written notice of revocation or a duly executed proxy bearing a later date to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other holder of record, you may change your vote by submitting new voting instructions to that holder of record. Please note that if your shares are held of record by a broker, bank or other holder of record and you decide to attend the meeting, you may vote at the meeting only if you present a legal proxy issued in your name from that holder of record.

Voting of Shares

Shareholders of record as of the close of business on March 31, 2015 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the meeting. You may vote by attending the meeting and voting in person or by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. If your shares are held by a bank, broker or other holder of record, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies that are received before the polls are closed at the meeting and are not revoked or superseded will be voted at the meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the meeting but not voting, shares represented by proxies that reflect abstentions on one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Abstentions on any of the proposals under consideration at the annual meeting will not count as votes “cast”. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and does not have (or elects not to exercise) discretionary authority to vote the shares without such instructions. The effect of abstentions and broker non-votes on each of the proposals on the agenda for the annual meeting is discussed below in the sections discussing those proposals.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our shareholders. We will also furnish copies of the proxy materials to banks, brokers and other holders of record holding in their names shares of our common stock that are beneficially owned by others, so that the proxy materials can be forwarded to those beneficial owners. We will reimburse these banks, brokers and other holders of record for costs incurred in forwarding the proxy materials to the beneficial owners.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Under our Articles of Incorporation and By-Laws, the Board consists of from three to 13 directors, as determined from time to time by resolution of the Board. The number of directors that currently constitutes the Board is eight.

One of our Corporate Governance Guidelines provides that the Board will normally not nominate a person who would be serving on the Board after the age of 75. In view of this guideline, Ryland P. Davis, who is now 74 years old, will not be standing for re-election at this year’s annual meeting, and he will no longer serve on our Board following that meeting. We are very grateful to Mr. Davis for his ten years of service on our Board.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election at the meeting, to hold office for a term expiring at next year’s annual meeting:

•	all seven of our current directors other than Mr. Davis; and

•	Alexander Washburn.

If Alexander Washburn is elected to serve as a director, he will not receive any of the fees described below under Director Compensation, but he will be entitled to reimbursement of out-of-pocket expenses incurred in connection with his service on the Board and its committees.

Voting for Directors

Each share of common stock is entitled to one vote for each of the eight nominees. Cumulative voting is not permitted. With respect to each nominee, shares may be voted “FOR”, “AGAINST” or “ABSTAIN”. Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” the election of the eight nominees. If any nominee should become unavailable for election prior to the meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

We have adopted majority voting procedures for the election of directors in uncontested elections. If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee. The term of any incumbent director who does not receive a majority of votes cast in an election held under the majority voting standard terminates on the earliest to occur of the following:

•	90 days after the voting results of the election are determined;

•	the date on which the Board selects another individual to fill the position; or

•	the effective date of the director’s resignation.

The following will not be considered votes cast and will not count towards the election of any director nominee:

•	a share whose ballot is marked as abstain;

•	a share otherwise present at the meeting but for which there is an abstention;

•	a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction; and

•	broker non-votes.

Because an abstention from voting for a nominee is not treated as a vote cast, it will have no effect on the election of the nominee. Brokers do not have discretionary authority to vote in the election of directors. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote in the election, the broker will submit a non-vote. Because a broker non-vote is not treated as a vote cast, it will have no effect on the election of the nominee.

Set forth below is biographical information for each nominee. There are no family relationships among any of the nominees or among any of the nominees and our executive officers.

Nominees for Election at the Annual Meeting

Raymond R. Brandstrom, age 62, has been a director since November 2009. Since January 2013, he has been an employee of Columbia Pacific Management, Inc., a company that has some common ownership with Columbia Pacific Opportunity Fund, LP, one of our major shareholders. From January 2010 until December 2012, Mr. Brandstrom’s primary occupation was as an advisor to Emeritus Corporation. Mr. Brandstrom was one of Emeritus’s founders and served on its board of directors from its inception in 1993 until May 2013. From September 2007 to December 2009, he served as its Executive Vice President — Finance, Secretary and Chief Financial Officer. He had previously served at Emeritus in various capacities, including as its President and Chief Operating Officer. Mr. Brandstrom served as President of Columbia Pacific Group, Inc. and Columbia Pacific Management, Inc. From May 1992 to May 1997, Mr. Brandstrom also served as Vice President and Treasurer of Columbia Winery, a company that is engaged in the production and sale of table wines. Mr. Brandstrom adds outstanding operational and financial acumen to the Board, as well as years of experience in real estate development and as a public company director and chief financial officer.

James P. Evans, age 68, has been a director since December 2012. Mr. Evans served as our Interim President and Chief Executive Officer from August 2013 to January 2014. From 2011 to 2012, he served as the Chief Executive Officer of Brand USA, the nation’s first public-private global marketing effort to promote the United States as the world’s premier travel destination. He previously served as the Chief Executive Officer of Ardent Hotel Advisors from 2005 to 2011, as Chief Executive Officer of Jenny Craig, Inc. from 2003 to 2005 and as Chief Executive Officer of Best Western International, Inc. from 1998 to 2002. He has also held executive management positions in operations for DoubleTree Hotel Corporation and Hyatt Hotels and Resorts. Mr. Evans brings nearly 40 years of hospitality, hotel and brand management expertise to the Board.

David J. Johnson, age 68, has been a director since December 2012. Most recently, Mr. Johnson served from 1997 to 2005 as Chairman and Chief Executive Officer of KinderCare Learning Centers, Inc. From 1991 to 1996, Mr. Johnson served as Chairman, President, and Chief Executive Officer of Red Lion Hotels, Inc. Earlier in his career, he served as President, Chief Operating Officer and Director of Dillingham Holdings and President and Chief Executive Officer of Cal Gas Corporation. Mr. Johnson is currently a member of the board of directors of Grand Canyon Education, Inc. Mr. Johnson brings nearly 30 years of executive management experience to the Board along with significant industry expertise and brand experience as the former CEO of Red Lion Hotels, Inc.

Melvin L. Keating, age 68, has been a director since July 2010 and Chairman of the Board since May 2013. Since November 2008, Mr. Keating has been a private consultant, providing investment advice and other services to private equity firms. Mr. Keating also serves as a director of API Technologies Corp. (where he is Chairman of the Audit Committee), and Modern Systems Inc. (formerly BluePhoenix Solutions Ltd.). Since 2010, Mr. Keating has also served as a director of the following companies: Bitstream Inc., Crown Crafts Inc., InfoLogix, Inc., Integral Systems, Inc. and White Electronic Designs Corp. Mr. Keating holds a B.A. degree from Rutgers University, as well as an M.S. in Accounting and an M.B.A in Finance, both from The Wharton School of the University of Pennsylvania. Mr. Keating’s experience as an executive and as a board member of other public companies, together with his real estate and financial acumen, are of great value in his role as a director of our company.

Gregory T. Mount, age 54, has been a director since November 2014. Mr. Mount joined our company as President and Chief Executive Officer in January 2014. From November 2009 to January 2014, he served as President of Richfield Hospitality, Inc., a hotel management company based in Denver, Colorado. From January 2007 to November 2009, he served as a Senior Vice President of Acquisitions at Sage Hospitality Resources, LLC, a hotel management, investment and development company. From 1998 to 2006, Mr. Mount held various senior development and operations positions with Starwood Hotels & Resorts Worldwide, Inc. From 1990 to

1998, he served in several management positions at Interstate Hotels & Resorts, Inc. From 1982 to 1990, he worked in various operational roles at Marriott International, Inc. In early 2011, a staffing services company operated by Mr. Mount’s wife filed a petition for reorganization under federal bankruptcy laws. That case was administratively consolidated with a second reorganization case filed by the Mounts, who had personally guaranteed the commercial loan used to acquire the company. A joint plan of reorganization was confirmed in the fall of 2011, and in 2012 orders were entered finding both cases fully administered and discharging the individual debtors.

Michael Vernon, age 68, has been a director since December 2012. Mr. Vernon served as the Chief Financial Officer of Zulily, Inc. from 2011 to 2012. He served as Chief Financial Officer of Big Fish Games, Inc. from 2009 to 2011, as Chief Financial Officer of Zumobi, Inc. from 2007 to 2008 and as Chief Financial Officer of aQuantive, Inc. from 2000 to 2006. Prior to these roles, Mr. Vernon was the Chief Financial Officer and Chief Operating Officer at Park Plaza International, where he helped the company transform from a franchisor into a manager of high-end hotels. From 1995 to 1997, he was the Chief Financial Officer of Red Lion Hotels, Inc. Mr. Vernon brings more than 25 years of domestic and international experience in corporate finance, M&A, investor communications, and strategic development to the Board.

Alexander Washburn, age 45, is a managing member and co-founder of Columbia Pacific Advisors LLC. He has been involved in all phases of the firm’s development since its founding in 2006 and sits on each of the firm’s investment committees. Prior to founding Columbia Pacific Advisors, Mr. Washburn was a partner and portfolio manager at Summit Capital Management, a Northwest-based multi-strategy investment manager. He is a director of Winemakers Investment Properties, Freehold Corporation, SST Group, and Northeast Wireless Networks. He is also a trustee and member of the Board of Directors of the Seattle Aquarium. Mr. Washburn holds a B.A. from the University of Washington with a concentration in Finance.

Robert G. Wolfe, age 58, has been a director since December 2012. Mr. Wolfe brings more than 30 years of experience in investment banking, finance and investment management to the Board, including significant executive management and director-level experience. Since 2008, Mr. Wolfe’s primary activity has been to serve as president of Windy Point, LLC, a private investment firm. From 2002 to 2008, he was a partner at Northwest Venture Associates, a venture capital fund that invested exclusively in companies based in the Pacific Northwest (“NWVA”). Northwest Venture Partners III, L.P. (NVP III), one of the venture capital funds managed by NWVA, was a small business investment company administered by the U.S. Small Business Administration (SBA). Mr. Wolfe was an investor in the limited liability company that owned the general partner of NVP III. Due to the recession in 2008 and other factors, the SBA elected to exercise rights that resulted in the assets of NVP III being placed in receivership in June 2009. From 1999 to 2002, Mr. Wolfe was President and Chief Operating Officer of Toronto-based GT Group Telecom, which was Canada’s largest independent local exchange carrier. Mr. Wolfe has significant experience in finance and investment banking, including working at Goldman Sachs from 1987 to 1995. He also serves as a director of Darigold, Inc.

The Board recommends a vote “FOR” each of the eight nominees.

Director and Director Nominee Qualifications; Diversity

Our Nominating and Corporate Governance Committee assists the Board in reviewing the business and personal background of each of our directors with respect to our company’s business and business goals. The committee generally considers diversity as one of several factors relating to overall composition when making nominations to our Board. While we do not have a formal policy governing how diversity is considered, the committee generally considers diversity by examining the entire Board membership and, when making nominations to our Board, by reviewing the diversity of the entire Board. The committee construes Board diversity broadly to include many factors. As a result, the committee strives to ensure that our Board is composed of individuals with a variety of different opinions, perspectives, personal, professional and industry experience, backgrounds, skills and expertise.

In addition to the qualities described previously in the individual biographies, the following matrix summarizes the skills and attributes of our director nominees for 2015 that we believe are essential to our business:

	Raymond Brandstrom	James Evans	David Johnson	Melvin Keating	Gregory Mount	Michael Vernon	Alexander Washburn	Robert Wolfe
Senior leadership/ CEO/COO experience	✓	✓	✓	✓	✓	✓	✓	✓
Business development experience	✓	✓	✓	✓	✓	✓	✓	✓
Financial expertise/CFO	✓			✓		✓		✓
Outside public board experience	✓		✓	✓			✓	✓
Independence	✓	✓	✓	✓		✓	✓	✓
Industry Experience		✓	✓		✓	✓	✓	✓
Marketing/sales expertise		✓	✓		✓	✓
Government expertise		✓						✓
Mergers and acquisitions experience	✓	✓	✓	✓	✓	✓	✓	✓
Demonstrated integrity- personal and professional	✓	✓	✓	✓	✓	✓	✓	✓
Real estate expertise	✓	✓	✓	✓	✓	✓	✓	✓
Franchising expertise		✓	✓		✓	✓

We have concluded that all of our director nominees have the skills, experience, knowledge and personal attributes that are necessary to effectively serve on our Board and to contribute to the overall success of our company. We believe that the diverse backgrounds of these nominees will ensure that we have a Board that has a broad range of industry-related knowledge, experience and business acumen.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP to serve as our independent registered public accounting firm for 2015 and has further directed that this selection be submitted for ratification by our shareholders at the annual meeting. BDO USA, LLP has audited our financial statements since 2001. Representatives of the firm are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, the Board is submitting the selection of the firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.

Each share of common stock is entitled to one vote on the proposal to ratify the selection of BDO USA, LLP and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” this proposal.

Brokers will have discretionary authority to vote on Proposal 2. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote on this proposal, we anticipate that the broker will vote “FOR” this proposal. Therefore, there should be no broker non-votes on this proposal.

Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting will have no impact on the outcome of this proposal.

The Board recommends a vote “FOR” ratification of the selection of BDO USA, LLP.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, the Board is submitting a separate resolution, to be voted on by shareholders in a non-binding vote, to approve on an advisory basis the executive compensation of our named executive officers. The text of the resolution is as follows:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement under the captions “Compensation Discussion and Analysis” and “Executive Compensation”.

As described in this proxy statement under Compensation Discussion and Analysis, our compensation program is designed to focus executives on the achievement of specific annual and long-term goals. We structure the goals to align executives’ interests with those of shareholders by rewarding performance that maintains and improves shareholder value.

The following features of the compensation structure reflect this approach:

•	Our executive compensation program has both short- and long-term components.

•	The annual cash incentive component focuses on one or more specific performance goals and allows for discretionary compensation based on performance not otherwise measured by the goals.

•	Our agreements with executives do not contain guarantees for salary increases, non-performance-based bonuses or equity compensation.

The Board believes that the current executive compensation program properly focuses our executives on the achievement of specific annual, long-term and strategic goals. The Board also believes that this program properly aligns the executives’ interests with those of shareholders.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in greater detail how our compensation program advances the specific goals that we set.

Each share of common stock is entitled to one vote on Proposal 3 and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” this proposal.

Brokers do not have discretionary authority to vote on Proposal 3. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote on this proposal, the broker will submit a non-vote.

Proposal 3 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes will have no impact on the outcome of this proposal.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the named executive officers.

Although the advisory vote on Proposal 3 is non-binding, we expect that the Board and the Compensation Committee will review the results of the vote and, consistent with our record of shareholder engagement, take the outcome of the vote into consideration, along with other relevant factors, in making determinations concerning future executive compensation.

PROPOSAL 4

APPROVAL OF 2015 STOCK INCENTIVE PLAN

Subject to shareholder approval, the Board on April 7, 2015 adopted the 2015 Stock Incentive Plan (the “2015 Plan”). The 2015 Plan is the successor to our existing 2006 Stock Incentive Plan (the “2006 Plan”). As of March 31, 2015, there were 178,405 shares of common stock available for grants of additional awards under the 2006 Plan. For additional information on the 2006 Plan, see Equity Compensation Plan Information below.

A copy of the 2015 Plan is attached to this Proxy Statement as Appendix C. The following summarizes the terms of the 2015 Plan and does not purport to be fully descriptive. Please refer to Appendix C for more detailed information about the 2015 Plan. The statements made in this Proxy Statement regarding the 2015 Plan should be read in conjunction with and are qualified in their entirety by reference to the complete terms of the 2015 Plan.

Summary of Terms

Purposes. The purposes of the 2015 Plan are (a) to enable us to obtain and retain the services of the types of employees, consultants and directors who will contribute to our long-term success, and (b) to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all of our shareholders.

Administration. The 2015 Plan will be administered by the Compensation Committee unless the Board delegates administration to a different committee of the Board or decides to administer the 2015 Plan itself.

The 2015 Plan also gives our President and Chief Executive Officer (CEO) the authority to select employees other than executive officers to receive restricted stock units (RSUs) and to determine the number of RSUs that these employees will receive, provided that the number of shares underlying RSUs granted by the CEO in any single calendar year cannot exceed 50,000 shares and all RSUs granted by the CEO must vest in equal annual increments over a period of four years.

Types of Awards. The 2015 Plan provides for the following types of awards: stock options, restricted stock, RSUs, performance awards and stock appreciation rights.

Stock Subject to the 2015 Plan. Subject to adjustment in the event of stock splits, stock dividends and similar events, a maximum of 1,400,000 shares of common stock are authorized for issuance under the 2015 Plan. Subject to such adjustment, during any single calendar year, awards of restricted stock and RSUs may be made with respect to no more than 1,000,000 shares of common stock. Any shares of common stock that are subject to an award that expires or terminates, or that are reacquired pursuant to the forfeiture provisions of any award, will be available for issuance in connection with future grants of awards under the 2015 Plan. If any payment required in connection with an award is satisfied through the tendering or withholding of shares of common stock, only the number of shares of common stock issued, net of the shares tendered or withheld, will be counted for purposes of determining the number of shares of common stock available for issuance under the Plan. Shares of common stock that are subject to tandem awards will be counted only once.

Eligibility to Receive Awards. Awards may be granted under the 2015 Plan to those officers, directors and employees of our company and its subsidiaries that the plan administrator from time to time selects. Awards may also be made to certain consultants who provide services to our company and its subsidiaries. On March 31, 2015, there were approximately 1,600 employees, officers, directors and consultants of our company and its subsidiaries who would potentially be eligible to receive awards under the 2015 Plan should it be approved. However, it is anticipated that awards under the 2015 Plan would be granted primarily to our executive officers and a limited number of other senior employees of our company.

Terms and Conditions of Stock Option Grants. Options granted under the 2015 Plan may be “incentive stock options” (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) or

“nonqualified stock options.” The exercise price for each option granted under the 2015 Plan will be determined by the plan administrator, but will not be less than 100% of the common stock’s fair market value on the date of grant. For purposes of the 2015 Plan, “fair market value” means the closing selling price for the common stock on the New York Stock Exchange on the date of grant of the option.

The exercise price for shares purchased under options must be paid in cash, unless the plan administrator authorizes payment by (a) tendering shares of common stock already owned by the option holder, (b) delivering a copy of instructions to a broker directing the broker to sell the common stock for which the option is exercised and to remit to us the aggregate exercise price of such option, or (c) such other legal consideration as the plan administrator may find acceptable. Options granted under the 2015 Plan may not contain a “reload” feature automatically entitling the holder to receive an additional option upon exercise of the original option.

The option term will be fixed by the plan administrator but, in the case of an incentive stock option, may not be more than ten years. The plan administrator may specify a vesting schedule pursuant to which an option will be exercisable, but if not so specified the option will vest at the rate of 25% per year. The plan administrator may also specify the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to our company or one of its subsidiaries. If not so specified, the portion of an option that is vested and exercisable on the date of termination of services will generally be exercisable for three months after that date, but in no event may an option be exercised after the expiration of its term. An option will not be exercisable following termination of an optionee’s services for cause, as defined in the 2015 Plan.

Incentive stock options will be subject to certain other limitations prescribed by the Code and set forth in the 2015 Plan.

Restricted Awards. The plan administrator may make awards of “restricted stock,” which are actual shares of common stock, or “restricted stock units” or RSUs, which are awards that have a value equal to a specified number of shares of common stock issuable in the future. The plan administrator will determine the terms and conditions of restricted awards. These terms and conditions may change from time to time and need not be identical, but each restricted award will include the substance of each of the following, to the extent applicable:

Purchase Price. The purchase price for the restricted award, if any, which may be stated as cash, property or services.

Consideration. The cash consideration, if any, that must be paid for common stock acquired pursuant to the restricted award.

Vesting. The “restricted period” during which such the common stock or the right to acquire the common stock will be forfeited if specified restrictions or conditions for the restricted award are not satisfied.

Termination of Service. What will happen to the restricted award if the participant’s service terminates for any reason (unless otherwise specified, the unvested portion of the restricted award will be forfeited).

Restrictions on Transferability. Any restrictions on transferability to which the restricted award is subject.

Performance Awards. A performance award is an award entitling the recipient to acquire cash, actual shares of common stock or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock upon the attainment of specified performance goals. The plan administrator will determine whether and to whom performance awards will be made, the performance goals applicable under each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares. Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the amount of cash or the number of shares under the performance award that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the plan administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a participant, a business unit or our company and its affiliates. Such business criteria may include, by way of example, revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in our attainment of expense levels, implementing or completion of critical projects, or improvement in cash-flow (before or after tax). Performance goals will be objective and designed to meet the requirements of Section 162(m) of the Code. The plan administrator will determine the circumstances under which a performance award will be payable if the service of a participant terminates. If not so established, the performance award will automatically terminate upon termination of the participant’s service for any reason.

Stock Appreciation Rights. The plan administrator is authorized to make awards of stock appreciation rights with respect to specified shares of common stock. A stock appreciation right will entitle the holder to receive any increase in the fair market value of the shares subject to the award over their fair market value at the time of grant of the award. The 2015 Plan contains detailed rules designed to prevent stock appreciation rights, if granted, from having adverse tax consequences under Section 409A of the Code.

Transferability. Except as otherwise determined by the plan administrator, no award granted under the 2015 Plan may be assigned or otherwise transferred by the holder other than by will or the laws of descent and distribution and, during the holder’s lifetime, awards may be exercised only by the holder.

Adjustment of Shares. If any change is made in the common stock subject to the 2015 Plan or subject to any award through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by our company, then certain changes will be made as specified in the 2015 Plan to the number and/or class of shares available for awards, the number and/or class of shares covered by outstanding awards, the maximum number of shares of common stock with respect to which performance-based awards may be granted to any single participant during any single calendar year; the maximum number of shares of common stock that may be subject to restricted stock or RSUs awarded during any calendar year; and the exercise price of awards in effect prior to such change.

Corporate Transaction. In the event of a change in control (as defined in the 2015 Plan) or any other corporate separation or division, merger or consolidation in which our company is not the surviving entity, or a reverse merger in which our company is the surviving entity but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, the plan administrator is given broad discretion under the 2015 Plan to, among other things, continue outstanding awards with appropriate modifications, substitute new awards for outstanding awards, or cancel outstanding awards in consideration for certain payments.

If there are one or more continuing awards following a change in control, and the service of a participant holding one or more such awards is terminated without cause within a period of one year following the consummation of the change in control, or if the participant voluntarily terminates his or her service for good reason (as defined in the 2015 Plan) during such period, then (a) the vesting and exercisability of all outstanding options held by the participant will accelerate in full; (b) the end of the restricted period for all outstanding restricted awards held by the participant will accelerate, and all restrictions and conditions of the restricted awards will lapse or be deemed satisfied, as the case may be; (c) the vesting of all outstanding performance awards held by the participant will accelerate in full; and (d) all outstanding stock appreciation rights held by the participant will become exercisable in full.

Other Acceleration of Awards. The plan administrator in its discretion may provide, either in the award agreement for an award or by a subsequent determination, for acceleration of the vesting and exercisability of the award at any time, or in the case of a restricted award for acceleration of the end of the restricted period at any time (in which event all restrictions and conditions of the restricted award shall lapse or be deemed satisfied, as the case may be).

Award Limits for Purposes of Section 162(m) of the Code. No employee may be granted options or stock appreciation rights covering more than 250,000 shares of common stock during any fiscal year, or performance awards that could result in such employee receiving more than 250,000 shares of common stock in the case of share-denominated performance awards.

Amendment, Termination and Term. The Board may terminate or amend the 2015 Plan, subject to shareholder approval in certain instances, as set forth in the 2015 Plan. If not earlier terminated, the 2015 Plan will automatically terminate on April 6, 2025. The plan administrator may amend the terms of any award outstanding under the 2015 Plan, prospectively or retroactively. The amendment or termination of the 2015 Plan or the amendment of an outstanding award under the 2015 Plan may not, without a participant’s consent, impair the participant’s rights or increase the participant’s obligations under his or her award or create or increase the participant’s federal income tax liability with respect to an award.

Plan Benefits Table.

Effective as of the date of the annual meeting, and subject to shareholder approval of the 2015 Plan, the Compensation Committee of the Board has granted 200,000 RSUs to Gregory T. Mount and 125,000 RSUs to each of our four other executive officers. Each of these RSUs will vest in full on May 20, 2019, subject to continued service with our company. The Compensation Committee granted these RSUs because it believed that our executive officers did not have a sufficient equity stake in our company and that these grants would better assure their retention and keep them focused on our company’s long-term success.

If the 2015 Plan is approved by shareholders, the RSU grants discussed above will be made first using the remaining shares available under the 2006 Plan. Assuming that (i) the 178,405 shares available under the 2006 Plan as of March 31, 2015 remain available under the 2006 Plan on the date of the annual meeting, (ii) no additional shares become available under the 2006 Plan between March 31, 2015 and the date of the annual meeting, and (iii) one-fifth (1/5) of the available shares under the 2006 Plan, or 35,681 shares, are used for each of the RSU grants to our executive officers, the following table shows the RSUs grants currently planned to be made from the 2015 Plan if it is approved by shareholders:

2015 Stock Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Units(2)
Gregory T. Mount President and Chief Executive Officer	1,096,008	164,319
James A. Bell Executive Vice President, Chief Financial Officer	595,758	89,319
William J. Linehan Executive Vice President, Chief Marketing Officer	595,758	89,319
Thomas L. McKeirnan Executive Vice President, General Counsel and Corporate Secretary	595,758	89,319
Harry G. Sladich Executive Vice President, Hotel Operations and Sales	595,758	89,319
Executive Group	3,479,040	521,595
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)	The dollar value of each grant will be the number of RSUs times the closing market price for our common stock on the New York Stock Exchange on May 20, 2015, the date of the annual meeting. The pro forma dollar values shown in the above table are based on an assumed value of $6.67 per share, which was the closing market price for our common stock on March 31, 2015.

(2)	Each of these grants will vest in full on May 20, 2019, subject to continued service with our company. Under certain circumstances, this vesting date may be accelerated. See Executive Compensation —Employment Agreements; Severance and Change of Control Arrangements.

We are not providing a new plan benefits table for any of the other awards that may be made under the 2015 Plan because all such other awards will be discretionary.

U.S. Federal Income Tax Consequences

The following briefly describes the U.S. federal income tax consequences of the 2015 Plan generally applicable to our company and to participants who are U.S. citizens.

Stock Options

Nonqualified Stock Options. A participant will not recognize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after his or her employment ends (12 months in the case of disability), the participant will not recognize taxable income at the time of exercise (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a non-qualified stock option). If a participant sells or exchanges the shares after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares before these holding period requirements are satisfied, the disposition will constitute a disqualifying disposition, and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess, as of the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or, if less, the excess of the amount realized on the sale of the shares over the option exercise price). Additionally, the participant will have long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received upon disposition of the shares and the option exercise price increased by the amount of ordinary income, if any, the participant recognized.

With respect to both non-qualified stock options and incentive stock options, special rules apply if a participant uses shares already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Restricted Awards. Upon receipt of a stock award that is not subject to restrictions, a participant generally will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, that the participant pays for the shares. If a participant receives a restricted stock award, the participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, that the participant pays for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant for the shares plus the amount of taxable ordinary income recognized by the participant at the time of grant, in the case of a stock award that is not subject to restrictions, or at the time the restrictions lapsed (or at the time of election, if an election was made by the participant), in the case of a restricted stock award. If the participant forfeits the shares subject to a restricted stock award (e.g., upon the participant’s termination prior to expiration of the restricted period), the participant may not claim a deduction with respect to the income recognized as a result of the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

A participant who receives RSUs will generally recognize taxable ordinary income only when the shares of common stock associated with those units are issued to the participant. The amount of income will be the excess of the fair market value of the shares at the time of issuance over any amount paid to our company by the participant with respect to the award.

Performance Awards. A participant will generally not recognize taxable income upon the grant of a performance award unless the award results in the deferral of compensation and fails to satisfy the requirements of Section 409A of the Code (see — Code Section 409A). Upon the distribution of cash, shares or other property to a participant pursuant to the terms of a performance award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the award.

Stock Appreciation Rights. A participant will generally not recognize taxable income upon the grant of a stock appreciation right unless the award results in the deferral of compensation and fails to satisfy the requirements of Section 409A of the Code (see — Code Section 409A). Upon the distribution of cash, shares or other property to a participant upon exercise of the right, the participant will generally recognize taxable ordinary income equal to the amount of cash or the fair market value of any property transferred to the participant upon such exercise.

Tax Consequences to our Company. In the foregoing cases, our company generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to the limitations imposed under Section 162(m) of the Code.

Code Section 409A: To the extent that any awards or payments under the 2015 Plan result in the deferral of compensation for purposes of Section 409A of the Code, the design of the 2015 Plan is intended to satisfy the requirements of Code Section 409A with respect to such deferred compensation. In the event, however, that the 2015 Plan fails to meet such requirements with respect to a particular award or payment to a participant, Code Section 409A requires that all of the participant’s deferred compensation under the plan be immediately includible in the participant’s gross income, and, regardless of the circumstances leading to the plan’s failure to meet those requirements, that the participant be subject to a 20% additional tax on this income and an interest penalty at the underpayment rate used by the Internal Revenue Service plus one percent for the period beginning with the date of deferral. In the taxable year that a participant recognizes income on his or her deferred amounts, we will be entitled to a deduction equal to the amount of income recognized by the participant except to the extent that amount, when aggregated with the executive officer’s other compensation for that year that is subject to Section 162(m) of the Code, exceeds $1 million.

Tax Withholding. We may require a participant to pay us the amount of any income, employment or other taxes that we are required to withhold with respect to the grant, vesting, exercise, payment or settlement of any award granted under the 2015 Plan. The plan administrator may, in its discretion and subject to the 2015 Plan and applicable law, permit the participant to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have us withhold shares of common stock (up to the minimum required federal tax withholding rate) or by transferring shares of common stock already owned by the participant and held by the participant for the period necessary to avoid a charge to our earnings for financial accounting purposes. We are authorized to withhold from any award granted under the 2015 Plan or from any cash amounts otherwise due or to become due from us to the participant. We may also deduct from any award any other amounts that the participant owes us.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014 about plans under which equity securities of our company may be issued to employees, directors or consultants.

Category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1998 Stock Incentive Plan	3,500	$7.46	—
2006 Stock Incentive Plan	71,676	$10.41	448,788

Equity compensation plans not approved by security holders:	—	—	—

Total	75,176	$10.27	448,788

Approval Requirements

Each share of common stock is entitled to one vote on Proposal 4 and will be given the option to vote “FOR” or “AGAINST” the proposal or to “ABSTAIN.” Unless otherwise directed, it is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them “FOR” this proposal.

Brokers do not have discretionary authority to vote on Proposal 4. If a broker holding shares for a beneficial owner does not receive instructions from the beneficial owner on how to vote on this proposal, the broker will submit a non-vote.

Proposal 4 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes will have no impact on the outcome of this proposal.

The Board recommends a vote “FOR” the approval of the 2015 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2015 by: (i) each of our directors and nominees; (ii) each of our executive officers; (iii) all of our directors, nominees and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our common stock.

Beneficial Owner	Number of Shares Owned(1)	Percentage of Common Stock(1)
Daniel R. Baty (2)	6,039,981	30.3%
Alexander Washburn (3)	5,939,981	29.8%
Columbia Pacific Opportunity Fund, LP (3)	5,497,448	27.6%
Dimensional Fund Advisors LP (4)	1,632,525	8.2%
Ariel Investments, LLC (5)	1,607,188	8.1%
Eidelman Virant Capital, Inc. (6)	1,222,189	6.1%
Thomas L. McKeirnan (7)	96,429	*
Ryland P. Davis	72,792	*
Raymond R. Brandstrom	51,786	*
Melvin L. Keating	46,432	*
Harry G. Sladich (8)	28,769	*
James P. Evans	24,733	*
David J. Johnson	24,733	*
Michael Vernon	24,733	*
Robert G. Wolfe	24,733	*
Gregory T. Mount	13,572	*
William J. Linehan (9)	8,184	*
James A. Bell (10)	7,550	*
All directors and executive officers as a group (12 persons) (11)	424,446	2.1%

*	Represents less than 1% of the outstanding common stock.
(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of shares of common stock if such person has the right to acquire beneficial ownership of such shares within 60 days. For purposes of computing the percentage of outstanding shares held by each person named above, any security that such person has the right to acquire within 60 days after March 31, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The address for this beneficial owner is 1910 Fairview Avenue East, Suite 500, Seattle, Washington 98102. The shares shown for this beneficial owner are based solely on the Schedule 13D/A that Mr. Baty jointly filed on January 22, 2015 with certain affiliated entities and individuals reporting the following holdings:

•	100,000 shares owned by Mr. Baty individually;

•	5,497,448 shares held by Columbia Pacific Opportunity Fund, LP (the “Fund”); and

•	442,533 shares subject to a warrant held by an entity in which Columbia Pacific Real Estate Fund II, LP (the “Real Estate Fund”) holds an indirect ownership interest.

Columbia Pacific Advisors, LLC, of which Mr. Baty, Alexander Washburn and Stanley L. Baty are the managing members, serves as the investment manager of the Fund and the Real Estate Fund.

(3)	See note 2.
(4)	The address for this beneficial owner is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The shares shown for this beneficial owner are based solely on the Schedule 13G/A filed by this beneficial owner on February 5, 2015.
(5)	The address for this beneficial owner is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601. The shares shown for this beneficial owner are based solely on the Schedule 13G/A filed by this beneficial owner on February 13, 2015.

(6)	The address for this beneficial owner is 8000 Maryland Avenue, Suite 380, St. Louis, Missouri 63105. The shares shown for this beneficial owner are based solely on the Schedule 13G/A filed by this beneficial owner on February 9, 2015.
(7)	Includes 46,461 shares subject to options exercisable, and 12,375 shares subject to restricted stock units vesting, within 60 days after March 31, 2015.
(8)	Includes 11,760 shares subject to restricted stock units vesting within 60 days after March 31, 2015.
(9)	Includes 4,749 shares subject to restricted stock units vesting within 60 days after March 31, 2015.
(10)	Includes 5,250 shares subject to restricted stock units vesting within 60 days after March 31, 2015.
(11)	Includes 46,461 shares subject to options exercisable, and 34,134 shares subject to restricted stock units vesting, within 60 days after March 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of our common stock (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed by the Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2014, the Reporting Persons met all applicable Section 16(a) filing requirements.

CORPORATE GOVERNANCE

Corporate Governance Documents

The Board has adopted the following corporate governance documents:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Audit Complaints and Concerns Procedures;

•	Statement of Policy with respect to Related Party Transactions; and

•	Charters for each of its standing committees, which include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

We review each of these corporate governance documents annually and update them as necessary to reflect changes in regulatory requirements and evolving oversight practices. Copies of these documents are available online in the Investor Relations section of our website at www.redlion.com. We will provide paper copies of these documents to any shareholder upon written request to our Secretary at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201.

Director Independence

The Board has determined that each nominee for election as a director at the annual meeting, other than Gregory T. Mount, our President and Chief Executive Officer, is “independent” within the meaning of applicable listing standards of the New York Stock Exchange (the “NYSE”). Under the NYSE listing standards, a director is considered “independent” if the Board affirmatively determines that he or she has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. Our Corporate Governance Guidelines contain categorical standards to assist the Board in making determinations of independence. A copy of these categorical standards is included in Appendix A to this proxy statement. The Board has made an affirmative determination that each member of the Board satisfies these categorical standards.

Meetings of the Board of Directors

The Board met 13 times in 2014. All directors attended at least 75% of the total number of meetings of the Board and its committees on which they serve.

We encourage all of our directors to attend each annual meeting of shareholders. All of our directors attended our 2014 annual meeting of shareholders.

Executive Sessions of the Board

It is our policy that the independent directors meet in executive session without members of management following regularly scheduled meetings of the Board. The Chairman of the Board serves as the presiding director for these executive sessions.

Committees of the Board of Directors

We have three committees to assist the Board in fulfilling its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the membership of each committee as of March 31, 2015:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Raymond R. Brandstrom	✓	Chair
Ryland P. Davis	✓		✓
James P. Evans		✓	✓
David J. Johnson		✓
Michael Vernon	Chair
Robert G. Wolfe			Chair

Audit Committee

The Audit Committee engages our independent registered public accounting firm, reviews with the firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the firm, reviews our financial statements, reviews our compliance with laws and regulations, receives and reviews complaints relating to accounting or auditing matters, considers the adequacy of our internal accounting controls, and produces a report for inclusion in our annual proxy statement. The Audit Committee met six times in 2014.

The Board has determined that each member of the Audit Committee is financially literate under the current listing standards of the NYSE. The Board also has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. All members of the Audit Committee are considered independent because they satisfy the independence requirements for board members prescribed by the NYSE listing standards, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to compensation and evaluation of our President and Chief Executive Officer, or CEO, and other executive officers, makes recommendations to the Board regarding the compensation of directors, oversees the administration of our equity incentive plans and produces an annual report on executive compensation for inclusion in our annual proxy statement. The Compensation Committee met eight times in 2014.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers and directors are as follows:

•	Compensation for our executive officers is generally determined annually in February.

•	The Compensation Committee reviews director compensation and benefits annually and makes recommendations to the Board with respect thereto.

•

With respect to our CEO, during the first calendar quarter of each year, the Compensation Committee generally reviews and approves performance goals for the current year, evaluates his performance in light of the goals established for the prior year, and establishes his compensation based on this evaluation and the facts and circumstances described below in Compensation Discussion and Analysis. As part of the evaluation process, the Compensation Committee Chairman solicits comments from other Board members.

Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and reported to the Board.

•

Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO and the facts and circumstances described below in Compensation Discussion and Analysis. Final determinations of their compensation are made during an executive session of the Compensation Committee and reported to the Board.

•	The Compensation Committee periodically reviews the information contained in the biennial North America Lodging Corporate and Property Compensation Report published by HVS Executive Search.

•

The Compensation Committee has the sole authority to retain and compensate its own advisers. The committee has in the past engaged a compensation consulting firm to review total compensation levels for our directors and senior management, including our executive officers. However, no compensation consultant was engaged with respect to the compensation paid to our executive officers during 2014.

•	The Compensation Committee has no authority to delegate any of the functions described above to any other persons.

The Board has reviewed the source of compensation received by each director serving on the Compensation Committee and determined that no director receives compensation from any person or entity that would impair his ability to make independent judgments about our company’s executive compensation. The Board has also reviewed all affiliations the directors serving on the Compensation Committee have with our company and its subsidiaries and affiliates and determined that there is no such relationship that places any of these directors under the direct or indirect control of our company or senior management, or creates a direct relationship between the director and members of our senior management, in each case of a nature that would impair his ability to make independent judgments about our company’s executive compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board for selection or nomination those individuals qualified to become members of the Board under the criteria established by our Corporate Governance Guidelines, periodically reviewing and making recommendations to the Board with regard to size and composition of the Board and its committees, recommending and periodically reviewing for adoption and modification by the Board our Corporate Governance Guidelines and overseeing the evaluation of the Board and management. The Nominating and Corporate Governance Committee met four times in 2014.

Directors may be nominated by the Board or by shareholders in accordance with our By-Laws. The Nominating and Corporate Governance Committee will review all proposed nominees for the Board, including those recommended by shareholders, in accordance with its charter, our By-Laws and our Corporate Governance Guidelines. The committee will review age (a minimum age of 21 is prescribed for directors under the By-Laws), desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of our company and the Board. The committee will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

While the committee is authorized to retain a third party to assist in the nomination process, we have not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

A shareholder of record can nominate a candidate for election to the Board by complying with the procedures in Section 3.3 of our By-Laws. Any shareholder of record who wishes to submit a nomination should review the requirements in the By-Laws for nominations by shareholders, which are included in the excerpt from the By-

Laws attached as Appendix B to this proxy statement. Any nomination should be sent to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, Washington 99201. Any recommendations from shareholders regarding director nominees should be sent to the Nominating and Corporate Governance Committee in care of our Secretary at the same address.

Leadership Structure

We believe it is the CEO’s responsibility to lead the company and it is the responsibility of the Chairman of the Board to lead the Board. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a separate chairman whose sole job is leading the Board. Accordingly, our Corporate Governance Guidelines currently provide that the Chairman of the Board cannot be an officer of the company. The Board retains the authority to modify this structure as and when appropriate to best address our company’s unique circumstances and to advance the best interests of all shareholders.

Board’s Role in Risk Oversight

The Board’s role in overseeing our company’s risk is to satisfy itself, directly or through Board committees,

that —

•	there are adequate processes designed and implemented by management such that risks have been identified and are being managed;

•	the risk management processes function as intended to ensure that our company’s risks are taken into account in corporate decision making; and

•	the risk management system is designed to ensure that material risks to our company are brought to the attention of the Board or an appropriate committee of the Board.

Each of our company’s risk management processes is reviewed periodically (but at least once a year) by either the Board or an appropriate committee. Committee chairs regularly report on committee meetings at the meetings of the full Board.

The Board has reviewed our company’s current risk management systems and processes and concluded that the current allocation of oversight responsibilities between the Board and its committees is adequate, so long as the committees continue to coordinate their risk oversight responsibilities, share information appropriately with the other members of the Board, and provide timely and adequate reports to the full Board. The Board will continually evaluate its risk oversight role.

Communications with the Board of Directors

Our annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders or other interested parties may contact the Chairman of the Board at any time by sending an e-mail to chairman@redlion.com. In addition, shareholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending a written communication to our Secretary at our principal executive office, 201 West North River Drive, Suite 100, Spokane, Washington 99201. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. Communications concerning potential director nominees submitted by any of our shareholders will be forwarded to the Chairman of the Nominating and Corporate Governance Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

Respectfully submitted,

Compensation Committee of the Board of Directors

Raymond R. Brandstrom, Chairman

James P. Evans

David J. Johnson

March 24, 2015

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board, which is composed entirely of independent directors, as defined under NYSE rules, determines compensation for our executive officers. All decisions of the Compensation Committee are reported to our Board.

There are no material differences in the compensation policies or decisions with respect to the executive officers, except that the compensation for our President and Chief Executive Officer, or CEO, is determined exclusively by the Compensation Committee, while the compensation of the other executive officers is determined by the Compensation Committee based on similar criteria, but also takes into account the recommendations of our CEO.

Compensation Program Objectives and Rewards

We believe that our executive compensation program should:

•	Attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contributions to this success; and

•

Pay for performance by rewarding and encouraging individual and superior company performance, on both a short- and long-term basis, in a way that promotes alignment with long-term shareholder interests.

All of the compensation and benefits for our executive officers have as a primary purpose our need to attract, retain and motivate highly talented individuals who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Beyond that, different elements are designed to engender different behaviors.

•	Base salary and benefits are designed to attract and retain executives over time.

•

Annual cash awards under our annual variable pay plan (“VPP”) are designed to focus executives on one or more specific performance goals established each year by the Compensation Committee. Executive officers may also receive discretionary bonuses based on performance not otherwise measured by the VPP or for other reasons.

•

Long-term equity incentives — restricted stock units (“RSUs”) and stock options under the shareholder-approved 2006 Stock Incentive Plan — focus executives’ efforts on the behaviors within their control that they believe are necessary to ensure our long-term success, as reflected in increases in our stock price over a period of years.

•

Severance and change of control arrangements are designed to facilitate our ability to attract and retain executives as we compete for talent in a marketplace where such protections are commonly offered. These arrangements ease an executive’s transition due to an unexpected employment termination. In the event of rumored or actual fundamental corporate changes, these arrangements will also allow executives to remain focused on our business interests.

We do not believe that any of our compensation policies and practices are reasonably likely to have a material adverse effect on our company. With respect to our compensation policies and practices for executive officers, we believe that our allocation of overall compensation among base salary and annual and long-term incentives encourages our executive officers to deliver strong results for our shareholders without taking excessive risks. The base salaries of our executive officers provide them assured cash compensation at levels that our Compensation Committee deems appropriate, taking into account their respective job duties and responsibilities. We believe these base salaries, taken together with their at-risk annual and long-term incentives, motivate the executive officers to perform at a high level. With respect to annual cash awards under the VPP, we believe that our use of one or more objective company financial performance goals, together with the Compensation Committee’s discretion to disqualify an executive officer from receiving an award that might otherwise be payable, serves to mitigate against undue risk-taking. We also believe that our use of multi-year vesting schedules for most of our long-term equity incentives encourages our executive officers to deliver value to our shareholders while mitigating risk.

At last year’s annual meeting, we asked our shareholders to approve, on an advisory basis, the 2013 compensation of our named executive officers disclosed in the proxy statement for that meeting. Over 96% of the votes cast on that proposal approved the compensation. Because that vote confirmed shareholder support for our executive compensation policies and decisions, our approach to these policies and decisions in 2014 remained generally consistent with our approach in 2013.

Elements of Our Compensation Program

Base Salaries

The Compensation Committee determines base salaries for the executive officers early each year, based on its assessment of all facts and circumstances that it considers relevant, which typically include most or all of the following factors:

•	individual performance;

•	job responsibilities;

•	tenure with the company as well as prior experience;

•	economic conditions;

•	retention considerations; and

•	the competitive labor market, including regional salary levels and those of executives at other hospitality companies.

In determining the base salaries of executive officers other than the CEO, the Compensation Committee also takes into consideration recommendations made by the CEO.

For a portion of the first month of 2014, one of our directors, James P. Evans, served as our interim CEO and received a salary computed at the rate of $73,333 per month. He was not eligible for participation in any of our company’s benefit plans or stock or cash incentive plans, and he did not receive any other benefits that full-time permanent employees of our company enjoy. In addition, while serving as interim CEO, he did not receive any separate compensation for his service as a director.

Gregory T. Mount became our CEO effective January 27, 2014. He received an annual base salary of $336,165, the amount of which was determined primarily through negotiations between Mr. Mount and our company.

The 2014 annual base salaries of the other executive officers were as follows: James A. Bell, $285,000; William J. Linehan, $286,165; Thomas L. McKeirnan, $242,915; Harry G. Sladich, $236,165; and Julie Shiflett, $250,000. Messrs. Bell and Linehan were newly hired in 2014, and their annual base salaries determined primarily through negotiations between them and our company. The 2013 annual base salaries of Messrs. McKeirnan and Sladich and Ms. Shiflett were $225,000, $200,000 and $250,000, respectively. Mr. McKeirnan’s salary was increased in 2014 due to the increased workload he bore as several new executive officers were hired, we implemented our plan to dispose of non-strategic hotels, and we pursued a joint venture arrangement with respect to 12 of our hotels. Mr. Sladich’s salary was increased due to increased duties following the departure of our former chief operating officer.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), base salaries paid to executive officers are deductible for federal income tax purposes except to the extent that they exceed $1 million. No executive received base salary in excess of $1 million in 2014.

VPP and Other Annual Cash Awards

Early each year, the Compensation Committee generally establishes one or more performance goals for our executive officers under the VPP, as well as the various levels of cash awards that the executives will receive based on the extent to which their goals are achieved. Historically, there has been a mix of company and individual performance goals under the VPP. Company goals have generally related to our company’s overall financial performance. Individual goals have been subjective or objective, but they have generally been based on performance in areas of our business that the Compensation Committee believed were important to our success. The goals and award levels are initially proposed by the CEO, and the final goals and award levels are determined following a dialogue between the Compensation Committee and the CEO. Award levels are specified as a percentage of base salary. The Compensation Committee determines the award levels that are potentially available under the VPP based on the same factors that it considers in determining base salaries.

In early 2014, the Compensation Committee determined that, for each of the executive officers, there would be five company goals and no individual goals for 2014. Three of the company goals related to achievement of specified levels of EBITDA, revenue per available room, or RevPAR, and occupancy. The others related to guest satisfaction and employee opinion scores.

The following table sets forth the 2014 award levels under the VPP as well as the awards actually paid:

VPP Award Levels for 2014

	Percentage of Base Salary			Award Payouts($)
	Threshold(1)	Target	Maximum	Threshold(1)	Target	Maximum	Actual
Gregory T. Mount	0%	50%	80%	0	162,500	260,000	162,500
James A. Bell	0%	40%	80%	0	114,000	228,000	114,000
William J. Linehan	0%	40%	80%	0	110,000	220,000	110,000
Thomas L. McKeirnan	0%	40%	80%	0	92,700	185,400	92,700
Harry G. Sladich	0%	40%	80%	0	90,000	180,000	90,000

(1)	Because award payouts under the VPP were based on five company performance goals and the goal weightings were not uniform, we do not consider the VPP to have any “Threshold” award level.

The following were the specific company goals in 2014 for payment of bonuses at the target level:

•	EBITDA: $13,796,000

•	RevPAR: $57.61

•	Occupancy: 62.8%

•	Employee opinion score: 80%

•	Guest satisfaction score: 85%

For purposes of VPP award calculations, the Compensation Committee had discretion to adjust the company EBITDA goal and reported EBITDA for acquisitions, dispositions, major transactions and bonus accruals.

Under the VPP, there is an overriding discretionary analysis of each executive’s eligibility to receive variable pay. For example, if an executive fails to follow company policy and procedures, exposes the company to legal liability, or exhibits behavior inappropriate for a leadership position, the executive may be disqualified from receiving variable pay, even if his or her specified performance goals are achieved.

The Compensation Committee also has discretion under the VPP to increase an executive’s calculated bonus amount by up to 150% (not to exceed the maximum award payout shown in the above table) based on the executive’s individual contributions and performance.

Based on the actual company goal performance in 2014, the calculated award amounts under the VPP were 63% of the target award payouts. However, the Compensation Committee exercised its discretion and awarded 100% of the target award payouts due to excellent performance by each of the executives.

In addition to awards under the VPP, the Compensation Committee has on occasion granted discretionary bonuses to executive officers based on performance not otherwise measured by the VPP or for other reasons. No discretionary bonuses were granted for 2014.

We generally intend that executive officer compensation be fully deductible for federal income tax purposes, taking into account Section 162(m) of the Code, provided that other compensation objectives are met. We have not sought shareholder approval of the VPP, which would ensure deductibility under the Code, because we anticipate that, for the foreseeable future, no executive officer will have aggregate base salary and annual incentive awards of more than $1 million during any calendar year.

Long-Term Equity Incentives

We have since 2009 provided long-term incentives to our executive officers in the form of restricted stock units (“RSUs”), typically with a vesting period of four years. We have done this in order not to unduly deplete the pool of shares available under our 2006 Stock Incentive Plan, and also in recognition of the trend at many companies to rely more heavily on RSUs than on stock options because RSUs provide more stable incentives for executives. Prior to 2009, we also granted stock options to our executives, and we may do so again in the future. The equity incentives are intended to benefit shareholders by enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. Both RSUs and stock options closely align our executives with the achievement of our longer-term financial objectives that enhance shareholder value.

The Compensation Committee each year determines the grants of equity incentives that will be made to our executive officers based on the same factors that it considers in determining base salaries. When Mr. Mount was appointed CEO in January 2014, he was awarded RSUs with a grant date value equal to 65% of his base salary. In May 2014, Messrs. Linehan, McKeirnan and Sladich received RSUs with a grant date value equal to 40% of their respective base salaries. When Mr. Bell was hired in October 2014, he received 21,000 RSUs the value of which equaled 40% of his base salary at the time it was negotiated. All of these RSUs were scheduled to vest in equal annual increments over a period of four years from the date of grant.

In addition to the RSU grants described above, Messrs. Mount, Linehan and Bell, at the time they were appointed executive officers, were also awarded RSUs with grant date values equal to approximately $60,000, $30,000 and $56,300, respectively. The RSUs granted to Messrs. Mount and Linehan vested on the first anniversary of their respective hire dates. The RSUs granted to Mr. Bell will vest on October 29, 2016.

•	Restricted Stock Units

RSU grants provide for the issuance of shares of our common stock if the recipient has met certain continued service requirements. Under all of the RSUs granted to our executive officers in 2014, an executive was entitled to receive one-fourth of the shares subject to his or her award on each of the first four anniversaries of the date of grant so long as the executive remained continuously employed with us until the applicable anniversary.

Unlike stock options, RSUs may have value even if the price of our common stock does not increase. Nevertheless, we award RSUs because they promote retention and we believe they also create incentives for executives to focus on increased share prices so that the common stock subject to the award will be as valuable as possible when it is eventually issued. Although we do not impose any restriction on the sale of common stock issued pursuant to RSUs, we expect that our executives will continue to hold some if not all of the shares issued, which will also keep their interests aligned with those of our shareholders.

Our RSUs do not qualify as performance-based compensation under Section 162(m) of the Code. As a result, the value of common stock ultimately issued to an executive officer pursuant to an RSU will not be deductible to the extent that value in any year, when aggregated with the executive officer’s other compensation for that year that is subject to Section 162(m), exceeds $1 million.

•	Stock Options

Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price of our stock options is set at fair market value, which is the closing selling price of our common stock on the NYSE on the grant date. The vesting provisions of the stock options we have granted in the past have varied. Although no stock options have been granted to executive officers since 2009, stock options granted to the executive officers in prior years have generally vested in equal annual increments over a period of four years from the date of grant.

Under the shareholder-approved 2006 Stock Incentive Plan, we may not grant stock options at a discount to fair market value or with a so-called “reload” feature, and we may not reduce the exercise price of outstanding stock options except in the case of a stock split or other similar event. We do not lend funds to employees to enable them to exercise stock options.

We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Our options are granted at fair market value on a fixed date or event, with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee.

Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation in the price of our common stock. As a result, we believe stock option grants encourage executives and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which benefits all our shareholders.

Under Section 162(m) of the Code, we generally may not deduct compensation paid to an executive officer in a calendar year if it exceeds $1 million. Certain compensation that is considered “performance-based” is deductible without regard to this $1 million limitation. We believe that any compensation attributable to stock options held by our executive officers will be considered performance-based, so Section 162(m) of the Code should not limit our ability to deduct it for federal income tax purposes.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by our named executive officers for all services rendered in all capacities to us in 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Gregory T. Mount (4) President and Chief Executive Officer	2014	298,045	162,500	271,243	0	0	154,578	886,366

James A. Bell (5) Executive Vice President, Chief Financial Officer	2014	41,654	114,000	174,530	0	0	25,000	355,184

William J. Linehan (6) Executive Vice President, Chief Marketing Officer	2014	231,698	110,000	139,994	0	0	15,187	496,879

Thomas L. McKeirnan Executive Vice President, General Counsel and Corporate Secretary	2014 2013 2012	232,410 220,448 205,558	92,700 0 0	90,000 89,995 63,995	0 0 0	0 0 0	6,367 10,133 10,133	421,477 320,516 299,686

Harry G. Sladich Executive Vice President, Hotel Operations and Sales	2014 2013 2012	225,929 197,358 195,769	90,000 0 0	90,000 79,997 79,998	0 0 0	0 0 0	6,367 10,133 10,133	412,296 287,388 285,900

Julie Shiflett (7) Former Executive Vice President, Chief Financial Officer	2014 2013 2012	253,071 246,635 244,712	125,000 0 0	99,999 99,996 99,996	0 0 0	0 0 0	4,505 7,170 3,250	482,575 353,801 347,958

James P. Evans (8) Former Interim President and Chief Executive Officer	2014 2013	102,269 321,539	0 0	17,497 17,496	0 0	0 0	0 0	119,766 339,035

(1)	Due to the timing of our payroll periods in 2014, 2013 and 2012, there were 26, 26 and 27 pay dates, respectively.
(2)	Represents the grant date fair value of these stock awards. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 for information regarding the assumptions underlying the valuation of these equity awards.
(3)	Amounts shown for 2014 for our executives other than Messrs. Mount, Bell and Linehan represent discounts accorded them from contributions otherwise required for participation in our self-insured medical, dental and vision plan. The amount shown for 2014 for Mr. Mount represents $5,580 of such discounts, $108,998 in moving expenses that we paid on his behalf and a starting bonus of $40,000. The amount shown for 2014 for Mr. Bell represents a starting bonus of $25,000. The amount shown for 2014 for Mr. Linehan represents $5,187 of such discounts and a starting bonus of $10,000. The total value of all other perquisites and personal benefits received by each executive officer in 2014 was less than $10,000.
(4)	Mr. Mount was hired effective January 27, 2014.
(5)	Mr. Bell was hired effective October 29, 2014.
(6)	Mr. Linehan was hired effective February 24, 2014.
(7)	Ms. Shiflett’s employment terminated effective December 31, 2014.
(8)	Mr. Evans served as our Interim President and Chief Executive Officer from August 12, 2013 until January 26, 2014.

2014 Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2014.

	Type of Award	Grant Date(3)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)(2)	Target ($)	Maximum ($)
Gregory T. Mount	Annual Incentive Award		0	162,500	260,000
	Restricted Stock Units	1/27/2014				10,380	59,996
	Restricted Stock Units	1/27/2014				36,548	211,247

James A. Bell	Annual Incentive Award		0	114,000	228,000
	Restricted Stock Units	10/29/2014				10,000	56,300
	Restricted Stock Units	10/29/2014				21,000	118,230

William J. Linehan	Annual Incentive Award		0	110,000	220,000
	Restricted Stock Units	2/24/2014				5,084	29,996
	Restricted Stock Units	5/19/2014				18,998	109,998

Thomas L. McKeirnan	Annual Incentive Award		0	90,000	180,000
	Restricted Stock Units	5/19/2014				15,544	90,000

Harry G. Sladich	Annual Incentive Award		0	90,000	180,000
	Restricted Stock Units	5/19/2014				15,544	90,000

Julie Shiflett	Restricted Stock Units	5/19/2014				17,271	99,999
James P. Evans	Stock Award	1/2/2014				2,921	17,497

(3)	These represent the “Threshold”, “Target” and “Maximum” award payouts that were available for the 2014 performance period under our annual variable pay plan (the “VPP”). This plan is further discussed under the caption VPP and Other Annual Cash Awards in the Compensation Discussion and Analysis. There were awards in the amount of $569,200 paid under the VPP for 2014.
(4)	Award payouts under the VVP were based on five company performance goals and the goals weightings are not uniform. As a result, we do not consider the VPP to have any “Threshold” award level.
(5)	For the restricted stock units (“RSUs”), the closing market price of our common stock on January 27, 2014 was $5.78; on February 24, 2014 it was $5.90; on May 19, 2014 it was $5.79; and on October 29, 2014 it was $5.63.
(6)	For Mr. Mount, 10,380 of his RSUs vest on January 27, 2015. For Mr. Linehan, the 5,084 RSUs granted on February 24, 2014 vest on February 24, 2015. For Mr. Bell, 10,000 of his RSUs vest on October 29, 2016. All of the other RSUs shown in the table are scheduled to vest in equal installments on the first four anniversaries of the grant date. In all cases, vesting of RSUs is subject to continuous service with us or one of our affiliates. When RSUs vest, we will, as soon as is administratively practicable, issue one share of our common stock for each unit that vests.

2014 Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by each of our named executive officers at December 31, 2014.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Gregory T. Mount					10,380	(3)	65,809
					36,548	(4)	231,714
James A. Bell					31,000	(5)	196,540
William J. Linehan					5,084	(6)	32,233
					18,998	(7)	120,447
Thomas L. McKeirnan	11,447	0	12.21	11/21/16
	13,014	0	13.00	5/17/17
	22,000	0	8.74	5/22/18
					2,587	(8)	16,402
					5,179	(9)	32,835
					9,941	(10)	63,026
					15,544	(7)	98,549
Harry G. Sladich					2,463	(8)	15,615
					4,932	(9)	31,269
					8,837	(10)	56,027
					15,544	(7)	98,549
Julie Shiflett
James P. Evans

(1)	All of the stock awards in this column are RSUs. Their vesting is subject to continuous service with us or one of our affiliates through the respective scheduled dates of vesting disclosed in the footnotes to this table. Under certain circumstances, these vesting dates may be accelerated. See — Employment Agreements; Severance and Change of Control Arrangements.
(2)	The value of these RSUs is calculated by multiplying the number of RSUs by $6.34, the closing market price of our common stock on December 31, 2014.
(3)	These RSUs vested on January 27, 2015.
(4)	One-fourth of these RSUs vested on January 27, 2015, and the remainder will vest in three equal installments on the next three anniversaries of that date.
(5)	10,000 of these RSUs will vest on October 9, 2016. The remainder will vest in four equal installments on May 19, 2015 and the next three anniversaries of that date.
(6)	These RSUs vested on February 24, 2015.
(7)	These RSUs will vest in four equal installments on May 19, 2015 and the next three anniversaries of that date.
(8)	These RSUs will vest as to the remaining shares on May 19, 2015.
(9)	These RSUs will vest in two equal installments on May 22, 2015 and May 22, 2016.
(10)	These RSUs will vest in three equal installments on May 21, 2015 and the next two anniversaries of that date.

2014 Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers for the year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gregory T. Mount
James A. Bell
William J. Linehan
Thomas L. McKiernan			11,292	65,581
Harry G. Sladich			10,198	59,239
Julie Shiflett			41,246	258,021
James P. Evans

(1)	All of these stock awards were RSUs. The value of the shares of common stock acquired upon vesting of these RSUs is calculated by multiplying the number of shares by the closing market price of our common stock on the date the RSUs vested.
(2)	Effective December 31, 2014, the Board accelerated the vesting of 34,483 RSUs held by Ms. Shiflett.

Employment Agreements; Severance and Change of Control Arrangements

President and Chief Executive Officer

Gregory T. Mount serves as our President and Chief Executive Officer under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. Mount receives an annual base salary of $433,333. He is also entitled to receive an annual equity grant valued at 50% of his base salary and to participate in our annual variable pay plan (“VPP”) with a target bonus equal to at least 50% of his base salary. In connection with his move to Spokane, Washington when he commenced employment with us in early 2014, we paid or reimbursed $108,998 of his relocation expenses, which he is obligated to reimburse on a pro rata basis if he is terminated for cause or leaves our company voluntarily prior to January 27, 2016.

If we terminate Mr. Mount’s employment without cause prior to January 27, 2016, we will make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs. If we terminate his employment without cause after January 27, 2016, we will make a lump-sum severance payment to him equal to his base annual salary for the year in which the termination occurs.

If there is a constructive termination of Mr. Mount’s employment without cause within twelve months after a change of control, then in lieu of the severance described in the preceding paragraph:

•	we will make a lump-sum severance payment to him equal to the sum of

•	150% of his then base salary, plus

•	150% of his target incentive bonus for the year in which the termination occurs, plus

•	150% of his target incentive bonus for the year of termination prorated for the number of days elapsed in the year prior to his termination;

•

we will accelerate vesting on any portion of any equity grant previously made to him under our 2006 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the termination; and

•

all restrictions under any restricted stock, restricted stock units or other similar awards granted to him will terminate, and we will issue any common stock that underlies such awards but has not yet been issued.

Following any termination of employment in connection with which Mr. Mount is entitled to severance, he will be prohibited from competing with us or soliciting any of our employees for a period equivalent to the period for which the severance is paid.

The term “cause” means (i) willful and intentional failure or refusal to perform or observe any material duties, responsibilities or obligations, if such breach is not cured within 30 days after we give notice of the breach, which notice shall state that such conduct shall, without cure, constitute cause; (ii) any willful and intentional act involving fraud, theft, embezzlement or dishonesty affecting our company; or (iii) conviction of (or a plea of novo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of our outstanding securities by an investor group; adoption of a plan for liquidation or for sale of substantially all of our assets; or any other similar transaction or series of transactions involving our company.

A “constructive termination” includes an involuntary termination without cause as well as an involuntary termination following (i) a significant reduction in overall scope of duties; (ii) a required relocation more than 30 miles from Spokane, Washington; or (iii) a reduction of more than 20% in base salary or target bonus.

Mr. Bell

James A. Bell serves as our Executive Vice President, Chief Financial Officer under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. Bell receives an annual base salary of $303,077, and he is also entitled to participate in our VPP with a target bonus equal to at least 40% of his base salary. We paid Mr. Bell a starting bonus of $25,000 when he commenced employment with us on October 29, 2014, which he is obligated to reimburse on a pro rata basis if he is terminated for cause or leaves our company voluntarily prior to October 29, 2015. In addition, we have agreed to pay him another bonus of $25,000 on the first payroll date after July 1, 2015, which he is obligated to reimburse in full if he is terminated for cause or leaves our company voluntarily prior October 29, 2016.

If we terminate Mr. Bell’s employment without cause, we will make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs. The term “cause” has the same meaning for purposes of Mr. Bell’s agreement as it does for Mr. Mount’s.

If there is a constructive termination of Mr. Bell’s employment without cause within twelve months after a change of control, then, in lieu of the severance described in the preceding paragraph, he will be entitled to the same severance benefits that Mr. Mount would receive upon such a constructive termination, except that his lump-sum severance payment will be based on 100% rather than 150% of his base salary and target incentive bonus.

Following any termination of employment in connection with which Mr. Bell is entitled to severance, he will be prohibited from competing with us or soliciting any of our employees for a period equivalent to the period for which the severance is paid.

The term “change of control” and the circumstances that constitute “constructive termination” are the same for purposes of Mr. Bell’s agreement as they are for Mr. Mount’s.

Mr. Linehan

William J. Linehan serves as our Executive Vice President, Chief Marketing Officer under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. Linehan receives an annual base salary of $291,500, and he is also entitled to participate in our VPP with a target bonus equal to at least 40% of his base salary.

If we terminate Mr. Linehan’s employment without cause, we will make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs. The term “cause” has the same meaning for purposes of Mr. Linehan’s agreement as it does for Mr. Mount’s.

If there is a constructive termination of Mr. Linehan’s employment without cause within twelve months after a change of control, then, in lieu of the severance described in the preceding paragraph, he will be entitled to the same severance benefits that Mr. Bell would receive upon such a constructive termination.

Following any termination of employment in connection with which Mr. Linehan is entitled to severance, he will be prohibited from competing with us or soliciting any of our employees for a period equivalent to the period for which the severance is paid.

The term “change of control” and the circumstances that constitute “constructive termination” are the same for purposes of Mr. Linehan’s agreement as they are for Mr. Mount’s, except that a required relocation of his place of employment will not constitute a constructive termination.

Mr. McKeirnan

Thomas L. McKeirnan serves as our Executive Vice President, General Counsel under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. McKeirnan receives an annual base salary of $265,974, and he is also entitled to participate in our VPP with a target bonus equal to at least 30% of his base salary. The following is a summary of the other material terms of his agreement:

•	Term of Agreement; Restrictive Covenants

Mr. McKeirnan will serve in his current position through December 31, 2015, unless his agreement terminates earlier in accordance with its terms. Thereafter, his agreement automatically renews for additional one-year periods, unless terminated by either party upon 120-days’ notice (a “Non-renewal Notice”) prior to the end of 2015 or any later calendar year. Following termination of the agreement for any reason, Mr. McKeirnan will generally be prohibited from competing with us for a period of one year or soliciting any of our employees for a period of two years.

•	Annual Bonus

If Mr. McKeirnan attains the target performance measures determined under our VPP for a particular year, he must be eligible, subject to any discretion accorded the Compensation Committee under the terms of the VPP to withhold a bonus otherwise payable, to receive a bonus equal to at least 30% percent of his base salary for that year.

•	Standard Severance Arrangements

If we deliver a Non-Renewal Notice to Mr. McKeirnan or terminate his agreement without cause, or if he terminates his agreement for good reason within six months following the occurrence of the event that constitutes good reason, then:

•

we will accelerate vesting on any portion of any equity grant previously made to him under our 2006 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the termination;

•

all restrictions under any restricted stock, restricted stock units or other similar awards granted to him will terminate, and we will issue any common stock that underlies such awards but has not yet been issued;

•

we must provide a lump-sum severance payment equal to his cash compensation for the prior year (but not less than his total annual base salary rate), plus the target award amount available under the VPP for the year in which the termination occurs (prorated for the portion of the year elapsed at the time of termination), plus a continuation of all life, health and insurance benefits for a one-year period; and

•

to the extent that the foregoing severance payments or benefits received by him are deemed “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby result in the imposition upon him of the excise tax imposed by Section 4999 of the Code, we must pay him an additional amount (the “Gross-Up Payment”) such that the net amount retained by him, after deduction of (i) any excise tax payable on such excess parachute payments and the Gross-Up Payment, and (ii) any federal, state and local income and employment taxes payable on the Gross-Up Payment, is the same as it would have been if such excise tax had not been imposed.

The circumstances that constitute “good reason” entitling Mr. McKeirnan to severance benefits following a voluntary termination of employment generally relate to: (i) assignment to him of duties materially inconsistent with his positions and responsibilities as described in the agreement; (ii) removing him from such positions; (iii) any material continuing breach of the agreement; and/or (iv) a change in our headquarters office location. However, he will not have good reason unless he gives us written notice of the occurrence of the specified conduct or event that gives rise to his having good reason, and we fail to cure such conduct or event within 30 days after receipt of such notice.

•	Change of Control Arrangements

If our company undergoes a change of control, then we will accelerate vesting on any portion of any equity grant previously made to Mr. McKeirnan under our 2006 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the termination, and all restrictions under any restricted stock, restricted stock units or other similar awards granted to him will terminate, and we will issue any common stock that underlies such awards but has not yet been issued.

If there is a constructive termination of Mr. McKeirnan’s employment without cause within twelve months after a change of control, he will be entitled to the same severance benefits that Mr. Bell would receive upon such a constructive termination. These benefits will be in lieu of the severance described above under Standard Severance Arrangements, except that he will still be entitled to a Gross-Up Payment if any of his benefits constitute excess parachute payments.

The term “change of control” is the same for purposes of Mr. McKeirnan’s agreement as it is for Mr. Mount’s.

Mr. Sladich

Harry G. Sladich serves as our Executive Vice President, Hotel Operations and Sales under a written agreement that was restated as of February 27, 2015. Under that agreement, Mr. Sladich receives an annual base salary of $242,310.

If there is a constructive termination of Mr. Sladich’s employment without cause within twelve months after a change of control, he will be entitled to the same severance benefits that Mr. Bell would receive upon such a constructive termination.

Following any termination of employment in connection with which Mr. Sladich is entitled to severance, he will be prohibited from competing with us or soliciting any of our employees for a period equivalent to the period for which the severance is paid.

The term “change of control” and the circumstances that constitute “constructive termination” are the same for purposes of Mr. Sladich’s agreement as they are for Mr. Mount’s.

Table of Severance Payments and Benefits

If the employment of our executive officers had terminated on January 1, 2015 under circumstances entitling them to the severance and change of control benefits described above, the lump-sum severance payments payable to the executive officers, and the value of the other severance benefits they would have received, would have been as shown in the following table (due to the fact that there would have been no excess parachute payments on the assumed date of termination, no Gross-Up Payments would have been payable to Mr. McKeirnan with respect to his termination):

Name	Severance Payment	Accelerated Restricted Stock Units(1)	Life, Health and Insurance Benefits	Total
Gregory T. Mount (2)	$756,371	$297,523	$0	$1,053,894
James A. Bell (3)	$399,000	$196,540	$0	$595,540
William J. Linehan (3)	$400,631	$152,680	$0	$553,311
Thomas L. McKeirnan (3)	$330,631	$210,812	$10,738	$541,443
Harry G. Sladich (3)	$340,081	$201,460	$0	$552,279

(1)	The value of the accelerated restricted stock units is calculated by multiplying the number of unvested units by $6.34, the closing market price of our common stock on December 31, 2014.
(2)	The severance payment for Mr. Mount equals 150% of his salary for 2014 plus 150% of the target amount available to him under the VPP for 2014.
(3)	The severance payment for each of Messrs. Bell, Linehan, Sladich and McKeirnan equals his salary for 2014 plus the target amount available to him under the VPP for 2014.

DIRECTOR COMPENSATION

The following summarizes our standard compensation arrangements for our directors, which are subject to modification at any time.

We pay each of our non-employee directors a retainer at the annual rate of $100,000. We pay our Chairman of the Board an additional fee at the annual rate of $40,000. The chair of the Audit Committee receives an additional fee at the annual rate of $20,000. The chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional fee at the annual rate of $15,000. Non-chair committee members receive an additional fee at the annual rate of $5,000 for each committee on which they serve. All of these director fees are payable in advance in equal quarterly installments. For each quarter, $17,500 of the fees is paid in shares of our common stock based on the closing market price on the regularly scheduled quarterly payment date. The balance of the quarterly fees are payable in cash, although they may be paid in stock to the extent a director so elects.

From time to time we have made payments to directors on an ad hoc basis for service in connection with special projects or on non-standing committees of the Board.

It is also our policy to reimburse directors for their out-of-pocket expenses incurred in connection with their service on the Board and its committees.

If Alexander Washburn is elected to serve as a director at the annual meeting, he will not receive any of the fees described above, but he will be entitled to reimbursement of out-of-pocket expenses incurred in connection with his service on the Board and its committees.

2014 Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2014:

Name	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)	Total ($)
Melvin L. Keating	70,000	70,000	140,000
Raymond R. Brandstrom	51,178	70,000	121,178
Ryland P. Davis	40,000	70,000	110,000
James P. Evans (1)	31,178	52,500	83,678
David J. Johnson	35,000	70,000	105,000
Ronald R. Taylor (2)	27,004	17,500	44,504
Michael Vernon	50,000	70,000	120,000
Robert G. Wolfe	45,000	70,000	115,000

(1)	Mr. Evans served as our Interim President and Chief Executive Officer until January 26, 2014. The amounts shown in this table represent amounts paid to him for service as a director after that date.
(2)	Mr. Taylor retired effective May 20, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees (AS 16), issued by the Public Company Accounting Oversight Board (PCAOB).

The committee also received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the committee concerning independence, and has discussed with BDO USA, LLP their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder ratification, the selection of BDO USA, LLP as our independent registered public accounting firm for 2015.

Respectfully submitted,

Audit Committee of the Board of Directors

Michael Vernon, Chairman

Raymond R. Brandstrom

Ryland P. Davis

March 24, 2015

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid

BDO USA, LLP billed our company the amounts shown in the table below for professional services related to 2014 and 2013:

Services Rendered	2014	2013
Audit Fees (1)	$476,000	$470,000
Audit-Related Fees (2)	41,000	43,500

Total Audit and Audit-Related Fees	517,000	513,500
Tax Fees (3)	124,450	116,450
All Other Fees (4)	—	—

Total Fees	$641,450	$629,950

(1)	The audit fees covered the annual audit of our financial statements, Sarbanes-Oxley compliance work and quarterly reviews.
(2)	The audit-related fees covered audit and attest services for entities we consolidate that are required by agreement but not by statute or a regulatory body. They also covered the audit of our employee benefit plan.
(3)	The tax fees covered tax returns, year-end tax planning and tax advice.
(4)	BDO USA, LLP did not bill us for any other professional services rendered during 2014 or 2013, and it did not provide our company during either of those years any professional services described in paragraph (c)(4) of Rule 2-01 of Regulation S-X.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting, setting compensation and overseeing the work of our independent registered public accounting firm. The committee has adopted a policy that requires advance approval of audit, audit-related, tax, and other services (“audit and non-audit services”) performed by the independent registered public accounting firm.

The committee has delegated to its chairman authority to approve permitted services provided that the chairman reports any decisions to the committee at its next regularly scheduled meeting. On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the committee or chairman is requested. The committee or chairman reviews these requests and advises management if the engagement services of the independent registered public accounting firm are approved. On a periodic basis, management reports to the committee actual spending for audit and non-audit services compared to approved amounts.

Auditor Independence

The Audit Committee has considered and determined that the other professional services provided by BDO USA, LLP are compatible with maintaining its independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Statement of Policy with respect to Related Party Transactions, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board, or in certain cases the full Board, approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to the following related parties:

•	our directors;

•

any of our executive or other officers who are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission;

•	any person who is the beneficial owner of more than 5% of our common stock;

•	any immediate family member, as defined in the policy, of any of the foregoing persons; and

•	any entity that is owned or controlled in substantial part by any of the foregoing persons.

“Related party transaction” is defined in the policy as a transaction between us and any of the foregoing persons.

Under the policy, the following transactions are deemed to be automatically pre-approved:

•	any compensation paid to a related party that has been approved by the Compensation Committee;

•

any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $50,000 or two percent of the charitable organization’s total annual receipts;

•

any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g. dividends);

•	any transaction where the related party’s interest arises solely from participation in an employee benefit plan maintained by us for the general benefit of all of our employees; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

No related party transactions occurred during 2014 other than transactions that were deemed to be automatically pre-approved under the policy.

On January 15, 2015, we transferred 12 of our wholly owned hotels valued at approximately $89.8 million into 12 separate wholly owned subsidiaries of RL Venture Holding LLC (“RL Venture Holding”). RL Venture Holding is a wholly owned subsidiary of RL Venture LLC (“RL Venture”), a newly created entity that was initially wholly owned by us. On the same day, RL Venture Holding and the 12 wholly owned subsidiaries obtained a $53.8 million loan secured by the 12 hotels from Capital Source, a division of Pacific Western Bank. The loan proceeds were used primarily to pay us approximately $18.1 million in cash and to pay off approximately $30.6 million of debt encumbering the 12 hotels, the agreed consideration for our transfer of the 12 hotels. On the following day, we sold a 45% member interest in RL Venture to Shelbourne Falcon RLHC Hotel Investors LLC (“Shelbourne”) for approximately $18.5 million in cash. Shelbourne is an entity led by Shelbourne Capital LLC and includes several other institutional real estate investors, including Columbia Pacific Real Estate Fund II, LP (the “Real Estate Fund”), an affiliate of the company’s largest shareholder Columbia Pacific Opportunity Fund, LP. The Real Estate Fund is the majority equity investor in Shelbourne. All 12 hotels will continue to be managed by our wholly owned subsidiary, Red Lion Hotels Management, Inc., under an initial five-year management contract, with three five-year extensions. In connection with Shelbourne’s investment in the joint venture, we issued to Shelbourne warrants to acquire 442,533 shares of common stock at $6.78 per share.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders to be considered for inclusion in the proxy statement and proxy for our 2016 Annual Meeting of Shareholders must be received by us on or prior to December 21, 2015.

A shareholder of record, who intends to submit a proposal at the 2016 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy statement or proxy, or who intends to submit one or more nominations for directors at the meeting, must provide us prior written notice. Written notice of any such proposal or nominations should be addressed to our Secretary and received at our principal executive office at 201 West North River Drive, Suite 100, Spokane, Washington 99201 not later than December 21, 2015. The written notice must satisfy certain requirements specified in our By-Laws, which are included in the excerpt from the By-Laws attached as Appendix B to this proxy statement. A complete copy of our By-Laws will be sent to any shareholder upon written request to our Secretary.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission is being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy of such Annual Report may obtain one without charge by writing or calling our Secretary, 201 West North River Drive, Suite 100, Spokane, Washington 99201 ((509) 459-6100).

APPENDIX A

Corporate Governance Guidelines Regarding Director Qualifications

Director Qualification Standards

1.	The Nominating and Corporate Governance Committee is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at our company’s annual meeting of shareholders.

2.	In connection with the selection and nomination process, the Nominating and Corporate Governance Committee shall review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of our company and the Board. The Board will generally look for individuals who have displayed high ethical standards, integrity and sound business judgment. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of our company.

3.	Independent Directors must comprise a majority of the Board.

4.	A director will not be an “Independent Director” if any of the following situations set forth in the following categories apply:

(a)	the director has been an employee of our company, or any of its consolidated subsidiaries, during the last three years, or the director has an Immediate Family Member who is, or who has been during the last 3 years, an executive officer of our company;

(b)	the director or the director’s Immediate Family Member has received more than $120,000 per year in direct compensation from our company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during any twelve-month period within the last three years;

(c)	(i) the director is a current partner or employee of a firm that is our company’s independent auditor, (ii) the director has an immediate Family Member who is a current partner of such a firm, (iii) the director has an Immediate Family Member who is a current employee of such a firm and personally works on our company’s audit, or (iv) the director or an Immediate Family Member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our company’s audit within that time;

(d)	the director or the director’s Immediate Family Member is, or during the last three years, has been, part of an interlocking directorate in which a current executive officer of our company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employed the director (or any of his or her Immediate Family Members) as an executive officer;

(e)	the director is a current employee, or the director’s Immediate Family member is a current executive officer of a company that makes payments to, or receives payments (exclusive of charitable contributions that the Company discloses on its website or in its annual proxy statement) from, our company, or any of its consolidated subsidiaries, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other company;

(f)	the director has a material relationship with our company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with our company, or any of its consolidated subsidiaries. For this purpose, “material relationship” is defined as one in which the person, or an entity of which the director (or the director’s Immediate Family Member) is an employee, makes payments to, or receives payments from, our company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other entity’s consolidated gross revenues.

5.	In addition to satisfying all of the independence criteria set forth in paragraph 4 of this Section, all members of the Audit Committee must also meet the following requirements:

(a)	A member of the Audit Committee may not receive consulting, advisory or other compensatory fees from our company, or any of its consolidated subsidiaries, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other committee of the Board (compensatory fees do not include the receipt of fixed amounts under a retirement plan (including deferred compensation) for prior service with our company or any of its consolidated subsidiaries, provided that such compensation is not contingent in any way on continued service).

(b)	No member of the Audit Committee may be an “affiliated person” of our company, or any of its consolidated subsidiaries, as such term is defined by the Securities and Exchange Commission.

6.	The number of boards on which a director may sit may be reviewed on a case-by-case basis by the Board.

7.	The Board has not established term limits for directors. Although term limits can promote the inclusion on the Board of people with diverse perspectives, the process described in paragraph 2 of this Section can achieve the same result. Moreover, term limits have the disadvantage of causing our company to lose the contributions of directors who have been able to develop, over a period of time, increasing insight into our company and its operations, thereby increasing their contributions to our company. However, in order to promote both continuity and turnover, and to further the expectation that Board members will be very actively involved in both the affairs of our company and the communities which our company serves, the Board will normally not nominate a person who would be serving on the Board after the age of 75.

8.	Each director shall be obligated to notify the Chairman of the Board of our company promptly upon learning of any fact which causes such director not to be considered an Independent Director, as set forth in paragraph 4 above, or if any entity of which such director is an officer or director becomes a competitor of our company. The Nominating and Corporate Governance Committee shall review the situation and make a prompt recommendation to the Board.

A-2

APPENDIX B

Provisions of By-Laws Regarding Director Nominations

Section 3.3 Nominations and Qualifications of Directors.

(1)	Nominations of candidates for election as directors at an annual meeting of shareholders may only be made (i) by, or at the direction of, the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 3.3.

(2)	If a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, the shareholder must have given timely notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the Principal Office (i) not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the previous year’s annual meeting; (ii) a reasonable time before the Corporation begins to print and mail its proxy materials if the date of this year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting; or (iii) not more than seven (7) days following the delivery to shareholders of the notice of annual meeting with respect to the current year’s annual meeting, if the Corporation did not release a proxy statement to shareholders in connection with the previous year’s annual meeting, or if no annual meeting was held during such year.

(3)	A shareholder’s notice to the Secretary under Section 3.3(2) shall set forth, as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by such person and (iv) if the Corporation at such time has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by Schedule 14A of Regulation 14A, and any other information that the shareholder would be required to file with the Securities and Exchange Commission in connection with the shareholder’s nomination of such person as a candidate for director or the shareholder’s opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a shareholder’s notice to the Secretary under Section 3.3(2) shall (A) set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder and of any other shareholders that the shareholder knows or anticipates will support any candidate or candidates nominated by the shareholder and (ii) the number and class of shares of stock of the Corporation that are beneficially owned on the date of such notice by the shareholder and by any such other shareholders and (B) be accompanied by a statement in the form of a record, executed and acknowledged by each candidate nominated by the shareholder, that the candidate agrees to be so nominated and to serve as a director of the Corporation if elected at the annual meeting.

(4)	The Board of Directors, or a designated committee thereof, may reject any shareholder’s nomination of one or more candidates for election as directors if the nomination is not made pursuant to a shareholder’s notice timely given in accordance with the terms of Section 3.3(2). If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder’s notice does not satisfy the requirements of Section 3.3(3) in any material respect, the Secretary of the Corporation shall notify the shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the shareholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Section 3.3(3) in any material respect, then the Board of Directors or such committee may reject the shareholder’s notice.

(5)	Notwithstanding the procedures set forth in Section 3.3(4), if a shareholder proposes to nominate one or more candidates for election as directors at an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the shareholder has complied with the procedures set forth in this Section 3.3 in connection with such nomination, then the chairman of the annual meeting shall determine and declare at the annual meeting whether the shareholder has so complied. If the chairman determines that the shareholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the shareholder has not so complied, then, unless the chairman, in his or her sole and absolute discretion, determines to waive such compliance, the chairman shall state that the shareholder has not so complied and the defective nomination shall be disregarded.

(6)	All directors of the Corporation shall be at least twenty-one years of age. Directors need not be shareholders or residents of the State of Washington. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

B-2

APPENDIX C

RED LION HOTELS CORPORATION

2015 STOCK INCENTIVE PLAN

1. PURPOSE; ELIGIBILITY.

1.1 Name of Plan; General Purposes. The name of this plan is the Red Lion Hotels Corporation 2015 Stock Incentive Plan (the “Plan”). The purposes of the Plan are (a) to enable Red Lion Hotels Corporation, a Washington corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long-term success, and (b) to provide incentives that are linked directly to increases in share value, which will inure to the benefit of all shareholders of the Company.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and, subject to the limitations of Section 5.4, Consultants.

1.3 Available Awards. The Plan will afford eligible recipients of Awards an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following types of Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards, (d) Performance Awards and (e) Stock Appreciation Rights.

2. DEFINITIONS.

2.1 “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2 “Administrator” means whichever of the Board or the Committee is from time to time authorized by Section 3.1 to administer the Plan.

2.3 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

2.4 “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Performance Award and a Stock Appreciation Right.

2.5 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Business Combination” has the meaning set forth in Section 2.12(e).

2.9 “Cashless Exercise” has the meaning set forth in Section 6.4.

2.10 “Cause” means (a) in the case of a Participant who is subject to an employment or service agreement or employment policy manual of the Company or one of its Affiliates that provides a definition of

“Cause,” “Cause” as defined therein, and (b) in the case of all other Participants (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material breach of a fiduciary duty with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.11 “CEO” means the individual serving from time to time as the President and Chief Executive Officer of the Company.

2.12 “Change in Control” means:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of a Business Combination), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) The Incumbent Directors ceasing for any reason to constitute at least a majority of the Board;

(c) The adoption of a plan relating to the liquidation or dissolution of the Company;

(d) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming, without the approval, recommendation or authorization of the Board, the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or

(e) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: 50% or more of the total voting power of (i) the entity that survives or results from the Business Combination (the “Surviving Entity”), or (ii) the ultimate parent entity (the “Parent Entity”) that directly or indirectly controls the Surviving Entity, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares or other securities into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination.

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (A) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (B) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system.

2.13 “Code” means the Internal Revenue Code of 1986, as amended.

2.14 “Committee” has the meaning set forth in Section 3.1.

2.15 “Common Stock” means the common stock, $0.01 par value per share of the Company.

2.16 “Company” means Red Lion Hotels Corporation, a Washington corporation.

2.17 “Consultant” means any person, including an advisor (a) who is engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.4(b) hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.18 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.19 “Covered Employee” means the CEO and the four other highest compensated Executive Officers of the Company for whom total compensation is or would be required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.20 “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

2.21 “Director” means a member of the Board.

2.22 “Disability” means that the Optionholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.23 “Effective Date” means April 7, 2015, the date the Board adopted the Plan.

2.24 “Employee” means any person employed by the Company or an Affiliate.

2.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.26 “Executive Officer” means any Employee who is an “officer” within the meaning of Rule 16a-1(f) of the Exchange Act, as amended from time to time, or any successor rule thereto.

2.27 “Fair Market Value” means, as of any date, the value of the Common Stock as determined in good faith by the Administrator; provided, however, that (a) if the Common Stock is admitted to trading on a national securities exchange, the Fair Market Value on any date shall be the closing selling price reported for the Common Stock on such exchange for such date or, if no sales were reported for such date, for the most recent date on which such a sale was reported, and (b) if the Common Stock is not admitted to trading on a national securities exchange, but is admitted to quotation on an over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding date for which such prices were reported.

2.28 “Form S-8” has the meaning set forth in Section 5.4(b).

2.29 “Free Standing Rights” has the meaning set forth in Section 7.3(a).

2.30 “Good Reason” means, with respect to a Participant, the occurrence in connection with a Change in Control, without the Participant’s express written consent, of one of the following events or conditions:

(a) A material reduction in the level of the Participant’s responsibilities in comparison to the level thereof at the time of the Change in Control;

(b) The assignment to the Participant of a job title that is not of comparable prestige and status as the Participant’s job title at the time of the Change in Control;

(c) The assignment to the Participant of any duties inconsistent with the Participant’s position at the time of the Change in Control, other than pursuant to the Participant’s promotion;

(d) A material reduction in the Participant’s salary level;

(e) A material reduction in the overall level of employee benefits or perquisites available to the Participant at the time of the Change in Control, or the Participant’s right to participate therein, unless such reduction is nondiscriminatory as to the Participant;

(f) Requiring the Participant to be based anywhere more than fifty (50) miles from the business location to which the Participant normally reported for work at the time of the Change in Control, other than for required business travel not significantly greater than the Participant’s business travel obligations at the time of the Change in Control; or

(g) Occurrence of any of the foregoing events and conditions before consummation of the Change in Control if the Participant reasonably demonstrates that such occurrence was at the request of a third party or otherwise arose in connection with or in anticipation of the Change in Control (for purposes of such demonstration, references in the foregoing events and conditions to the time of the Change in Control shall be deemed to refer to the time of commencement of discussions regarding the Change in Control).

2.31 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.32 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval without objection to such nomination of the proxy statement of the Company in which such person was named as a nominee for Director) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.33 “Inducement Award” means the grant of an Award as a material inducement to a person being hired by the Company or any of its Affiliates, or being rehired following a bona fide period of interruption of employment. Inducement Awards include grants to new Employees in connection with a merger or acquisition.

2.34 “Market Stand-Off” has the meaning set forth in Section 15.

2.35 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.36 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.37 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.38 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.39 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3).

2.40 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.41 “Performance Award” means Awards granted pursuant to Section 7.2, which may be share- or cash-denominated.

2.42 “Permitted Transferee” of a Holder means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Holder (including any such relative by adoption); any person sharing the Holder’s household (other than a tenant or employee); a trust in which these persons have more than fifty percent (50%) of the beneficial interest; and any other non-charitable entity in which these persons (or the Holder) own more than fifty percent (50%) of the voting interests.

2.43 “Plan” means this Red Lion Hotels Corporation 2015 Stock Incentive Plan.

2.44 “Related Rights” has the meaning set forth in Section 7.3(a).

2.45 “Restricted Award” means any Award granted pursuant to Section 7.1.

2.46 “Restricted Period” has the meaning set forth in Section 7.1.

2.47 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.48 “SAR Amount” has the meaning set forth in Section 7.3(h).

2.49 “SAR Exercise Price” has the meaning set forth in Section 7.3(b).

2.50 “Securities Act” means the Securities Act of 1933, as amended.

2.51 “Stock Appreciation Right” means the right pursuant to an award granted pursuant to Section 7.3.

2.52 “Stock for Stock Exchange” has the meaning set forth in Section 6.4.

2.53 “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION.

3.1 Administration by Committee or Board. The Plan shall be administered by the Compensation Committee of the Board unless the Board delegates administration to a different committee of the Board (the Compensation Committee or such other committee, as the case shall be, shall be referred to as the “Committee”) or determines to administer the Plan itself.

3.2 Powers of Administrator; Grants of Certain Restricted Awards by CEO.

(a) The Administrator shall have the power and authority to select Participants and grant them Awards pursuant to the terms of the Plan.

(b) The CEO shall have the power and authority to select Participants and grant them Restricted Awards in the form of hypothetical Common Stock units (so-called “restricted stock units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock subject to the following requirements, restrictions and limitations:

(i) the CEO shall not have the authority to grant any such Restricted Award to any Executive Officer or Director;

(ii) the number of shares of Common Stock underlying Restricted Awards granted by the CEO pursuant to this Section 3.2(b) in any single calendar year cannot exceed 50,000 shares;

(iii) all Restricted Awards granted by the CEO pursuant to this Section 3.2(b) must vest in equal annual increments over a period of four years; and

(iv) the CEO shall promptly provide a report to the Board of each person to whom a Restricted Award has been granted by the CEO pursuant to this Section 3.2(b) and the material terms and conditions of the Restricted Award.

If the CEO grants a Restricted Award pursuant to this Section 3.2(b), the CEO will be deemed to be the Administrator with respect to the grant of such Restricted Award, but following such grant the Administrator with respect to such Restricted Award shall be whichever of the Board or the Committee is from time to time authorized by Section 3.1 to administer the Plan.

3.3 Specific Powers. The Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such Award; (j) subject to Section 13.5, to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price or exercise price, or the term of any outstanding Award; (k) to determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of his or her employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; and (l) to exercise discretion to make any and all other determinations that it determines to be necessary or advisable for administration of the Plan.

3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants and any other person having any interest in an Award, unless such decisions are determined by a court having jurisdiction to have been arbitrary and capricious.

3.5 The Committee. If the Plan is administered by a Committee, the Committee shall have, in connection with the administration of the Plan, the powers that the Board would possess if it were administering the Plan, including the power to delegate to a subcommittee or, to the extent permitted by applicable law, to the chairman of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Administrator shall thereafter be to such subcommittee or chairman), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the unanimous written consent of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

4. SHARES SUBJECT TO THE PLAN.

4.1 Share Reserve. Subject to the provisions of Section 12.1 relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards shall consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan shall be 1,400,000 shares, any or all of which may be used for Incentive Stock Options. If any payment required in connection with an Award (whether on account of the exercise price for an Option or Award, the satisfaction of withholding tax liabilities in connection with the Award or otherwise) is satisfied through the tendering of shares of Common Stock (either by actual tender or by attestation) or by the withholding of shares of Common Stock, only the number of shares of Common Stock issued by the Company, net of the shares tendered or withheld, shall be counted for purposes of determining the number of shares of Common Stock available for issuance under the Plan. Shares of Common Stock that are subject to tandem Awards shall be counted only once.

4.2 Reversion of Shares to the Share Reserve. If any Award shall for any reason expire or otherwise terminate, in whole or in part, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, such shares shall again be available for purposes of the Plan.

4.3 Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock.

5. ELIGIBILITY.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, to Directors and, subject to the limitations of Section 5.4, to Consultants.

5.2 Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.

5.3 Section 162(m) Limitation. Subject to the provisions of Section 12.1 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options or Stock Appreciation Rights covering more than 250,000 shares during any fiscal year, or Performance Awards that could result in such Employee receiving more than 250,000 shares of Common Stock in the case of share-denominated Performance Awards.

5.4 Consultants. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (a) that such grant (i) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (ii) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (b) that such grant complies with the securities laws of all other relevant jurisdictions.

6. OPTION PROVISIONS. Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate; provided, however, that no Option shall contain a “reload” feature automatically entitling the Optionholder to receive an additional Option upon exercise of the original Option. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions, to the extent applicable:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Date of Grant of the Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Date of Grant of the Option. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4 Consideration. The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid:

(i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price due for the number of shares being acquired, or by means of attestation whereby the Participant (A) identifies for delivery specific shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) and that have a Fair Market Value on the date of attestation equal to the exercise price and (B) receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”);

(ii) during any period when the Common Stock is publicly traded, by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Option (a “Cashless Exercise”); or

(iii) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note.

Notwithstanding the foregoing, during any period when the Common Stock is publicly traded, a Cashless Exercise, exercise with a promissory note or other transaction by a Director or Executive Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company or an Affiliate in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan. Unless otherwise specified in the Award Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Option involved in the transaction. The Administrator may require some or all Participants to use one or more brokers designated by the Administrator to sell Common Stock in connection with a Cashless Exercise.

6.5 Transferability of an Option. Except as provided in Section 6.6, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

6.6 Discretionary Transferability of Nonstatutory Stock Option. The Administrator in its discretion may provide, either in the Award Agreement for a Nonstatutory Stock Option or by a subsequent determination, that the Option may be transferred as provided in the next sentence. In such event, except to the extent limited by the Administrator, the original Optionholder may transfer the Option to any Permitted Transferee, so long as the transfer is without value, and the Permitted Transferee may transfer the Option without value to any other Permitted Transferee of the original Optionholder. Neither (a) a transfer under a domestic relations order in settlement of marital property rights, nor (b) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Permitted Transferees (or the original Optionholder) in exchange for an interest in that entity, will constitute a transfer for value.

6.7 Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator in its discretion may provide, either in the Award Agreement for an Option or by a subsequent determination, for acceleration of the vesting and exercisability of the Option at any time. Unless otherwise specified in an Award Agreement for an Option, each Option granted pursuant to the terms of the Plan shall become exercisable at the rate of 25% per year over the four-year period commencing on the date the Option is granted

6.8 Termination of Continuous Service. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, if the Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only during the period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in its Award Agreement. To the extent the Option is not exercised within that period, it shall terminate. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, or as otherwise provided in Sections 6.10 and 6.11 of this Plan, outstanding Options that are not exercisable at the time the Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) shall be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.

6.9 Extension of Termination Date. Unless otherwise specified in an Award Agreement for an Option, if exercise of the Option following termination of the Optionholder’s Continuous Service is prohibited because the issuance of shares of Common Stock would violate the Securities Act or any other state or federal securities or other laws or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate upon the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such laws or rules. In addition, unless otherwise specified in an Award Agreement for an Option, if upon exercise of the Option following termination of the Optionholder’s Continuous Service, the Optionholder would be prohibited by the Company’s insider trading policy from immediately selling the shares of Common Stock issuable upon such exercise, then the Option shall terminate upon expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which such sale would be prohibited by the Company’s insider trading policy.

6.10 Disability of Optionholder. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, if the Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only during the period ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in its Award Agreement. To the extent the Option is not exercised within that period, it shall terminate.

6.11 Death of Optionholder. Unless otherwise specified in an Award Agreement for an Option or in an Optionholder’s employment agreement, if the Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only during the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in its Award Agreement. To the extent the Option is not exercised within that period, it shall terminate.

6.12 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

7. PROVISIONS OF AWARDS OTHER THAN OPTIONS.

7.1 Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (so-called “restricted stock”) or hypothetical Common Stock units (so-called “restricted stock units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. The maximum number of shares of Common Stock subject to Restricted Awards granted in any single calendar year shall not exceed 1,000,000. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions, to the extent applicable:

(a) Purchase Price. The purchase price of Restricted Awards, if any, shall be determined by the Administrator, and may be stated as cash, property or services.

(b) Consideration. The cash consideration, if any, for Common Stock acquired pursuant to the Restricted Award shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a Stock for Stock Exchange, or services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(c) Vesting. Shares of Common Stock acquired under or subject to the Restricted Award may, but need not, be subject to a Restricted Period during which such shares or the right to acquire such shares will be forfeited to the Company if the specified restrictions or conditions for the Restricted Award are not satisfied. The Administrator in its discretion may provide, either in the Award Agreement for a Restricted Award or by a subsequent determination, for acceleration of the end of the Restricted Period at any time, in which event all such restrictions and conditions shall lapse or be deemed satisfied, as the case may be.

(d) Termination of Participant’s Continuous Service. Unless otherwise provided in the Award Agreement for a Restricted Award or in the employment agreement of the Participant holding the Restricted Award, if the Participant’s Continuous Service terminates for any reason, the Participant shall forfeit the unvested portion of a Restricted Award acquired in consideration of prior or future services, and all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award shall be forfeited and the Participant shall have no further rights with respect to the unvested portion of the Award.

(e) Transferability. Rights to acquire shares of Common Stock under the Restricted Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock granted under the Restricted Award remains subject to the terms of the Award Agreement.

(f) Concurrent Tax Payment. The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

(g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s estate, as the case may be, unless such Restricted Award is subject to a deferral condition that complies with the 409A Award requirements that may be allowed or required by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

7.2 Performance Awards.

(a) Nature of Performance Awards. A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance goals shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that, if the Participant’s Continuous Service terminates prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, the Administrator shall determine. Such objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses.

(b) Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder. A Participant receiving a Performance Award that is denominated in shares of Common Stock or hypothetical Common Stock units shall have the rights of a shareholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than the later of (i) the date that is 2-1/2 months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts, or (ii) the date that is 2-1/2 months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts, or such other date as may be necessary to avoid application of Section 409A to such Awards.

(d) Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.

(e) Acceleration, Waiver, Etc. At any time prior to the Participant’s termination of employment (or other business relationship) with the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide, either in the Award Agreement for a Performance Award or by a subsequent determination, for acceleration of vesting of the Performance Award at any time.

(f) Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.2(f).

7.3 Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.3(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

(b) Grant Requirements. A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.3(h) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the Stock Appreciation Right provides for payment upon exercise (the “SAR Exercise Price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right are fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c) Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.3(b)(i) shall be made on the date of exercise in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion) valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.3(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.3(h) and Section 8. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator.

(d) Exercise Price. The SAR Exercise Price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.3(b)(i) are satisfied. The Administrator in its discretion may provide, either in the Award Agreement for a Stock Appreciation Right or by a subsequent determination, for acceleration of the exercisability of the Stock Appreciation Right at any time.

(e) Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

(f) Written Request. Unless otherwise determined by the Administrator in its sole discretion and only if permitted in the Stock Appreciation Right’s Award Agreement, any exercise of a Stock Appreciation Right for cash may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.

(g) Disapproval by Administrator. If the Administrator disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Participant’s right to exercise any related Option.

(h) Additional Requirements under Section 409A. A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.3(b)(i) shall satisfy the requirements of this Section 7.3(h) and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply if any Stock Appreciation Right under this Plan is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provides that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument or in Section 8.1 hereof.

8. ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A OF THE CODE. If any Award under this Plan is a 409A Award because it is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or it is otherwise determined to constitute a 409A Award, the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any Award Agreement for the 409A Award.

8.1 Exercise and Distribution. No 409A Award shall be exercisable or distributable earlier than upon one of the following:

(a) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of 10 years from the Date of Grant. If the written grant instrument does not specify a fixed time or schedule, such time shall be the date that is the fifth anniversary of the Date of Grant.

(b) Separation from Service. Separation from service (within the meaning of Section 409A of the Code) by the 409A Award recipient; provided, however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section 8.1(b) may not be made before the date that is six months after the date of separation from service.

(c) Death. The date of death of the 409A Award recipient.

(d) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 8.4(b) hereof).

(e) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 8.4(c) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Common Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(f) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 8.4(a) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

8.2 Term. Notwithstanding anything to the contrary in this Plan or the terms of any 409A Award agreement, the term of any 409A Award shall expire and such Award shall no longer be exercisable on the date that is the later of: (a) 2-1/2 months after the end of the Company’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture; or (b) 2-1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable pursuant to Section 8 hereof and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of 10 years from the date the 409A Award was granted, or (ii) the term specified in the 409A Award agreement.

8.3 No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 8 hereof, except in the case of one of the following events:

(a) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(b) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(c) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation. In addition, the Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award provided that such acceleration does not change the time or schedule of payment of such Award and otherwise satisfies the requirements of this Section 8 and the requirements of Section 409A of the Code.

8.4 Definitions. Solely for purposes of this Section 8 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Regulations Section 1.409A-3(i)(5) and any subsequent guidance interpreting Code Section 409A). For example, a Change in Control Event will occur if:

(i) a person or more than one person acting as a group:

(A) acquires ownership of stock that brings such person’s or group’s total ownership in excess of 50% of the outstanding stock of the Company; or

(B) acquires ownership of 35% or more of the total voting power of the Company within a 12 month period; or

(ii) acquires ownership of assets from the Company equal to 40% or more of the total value of the Company within a 12 month period.

(b) “Disabled” means a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

(c) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

9. COVENANTS OF THE COMPANY.

9.1 Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

9.2 Securities Law Compliance. Each Award Agreement shall be subject to the condition, whether or not expressly stated therein, that no shares of Common Stock shall be issued or sold thereunder unless and until (a) any then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock pursuant to the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock pursuant to Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM SALE OF STOCK. Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11. MISCELLANEOUS.

11.1 Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

11.2 Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12.1 hereof.

11.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

11.4 Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

11.5 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

11.6 Withholding Obligations. Each Participant must satisfy all federal, state and local tax withholding obligations relating to the exercise or acquisition of Common Stock under an Award. To the extent permitted by the terms of an Award Agreement or by the Administrator, in its discretion, the Participant may satisfy federal, state or local tax withholding obligations relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company or (d) by execution of a recourse promissory note by a Participant who is not a Director or Executive Officer. Unless otherwise specified in an Award Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

12.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the maximum number of shares of Common Stock that may be subject to Restricted Awards granted in any single calendar year pursuant to Section 3.2(b)(ii) or Section 7.1; (d) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (e) the maximum number of shares of Common Stock with respect to which Awards may be granted to any single Optionholder during any calendar year; and (f) the exercise price of any Award in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible shall not be treated as a transaction “without receipt of consideration” by the Company.

12.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

12.3 Change in Control—Asset Sale, Merger, Consolidation or Reverse Merger.

(a) In the event of a Change in Control or any other corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), merger or consolidation in which the Company is not the Surviving Entity, or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (i) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of Awards with substantially the same terms (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 12.3) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 12.1 hereof (Awards continued, assumed or granted in substitution for outstanding Awards under any of the preceding clauses (i) through (iii) will be referred to as “Continuing Awards”); (iv) the cancellation of such outstanding Awards in consideration for a payment equal in value to the fair market value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (v) the cancellation of such outstanding Awards without payment of any consideration. If vested Awards will be canceled without consideration, the Participant shall have the right, exercisable during the 10-day period ending on the fifth day prior to such Change in Control, other corporate separation or division, merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, whichever is later, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Award Agreement.

(b) If there are one or more Continuing Awards following a Change in Control, and the Continuous Service of a Participant holding one or more Continuing Awards is terminated without Cause within a period of one (1) year following the consummation of the Change in Control, or if the Participant voluntarily terminates his or her Continuous Service for Good Reason during such period, then (i) the vesting and exercisability of all outstanding Options held by the Participant shall accelerate in full; (ii) the end of the Restricted Period for all outstanding Restricted Awards held by the Participant shall accelerate, and all restrictions and conditions of the Restricted Awards shall lapse or be deemed satisfied, as the case may be; (iii) the vesting of all outstanding Performance Awards held by the Participant shall accelerate in full; and (iv) all outstanding Stock Appreciation Rights held by the Participant shall become exercisable in full.

13. AMENDMENT OF THE PLAN AND AWARDS.

13.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 12.1, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2 Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain Executive Officers.

13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, an amendment of the Plan that results in a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of an Option, the difference between the Fair Market Value and the exercise price for all shares of Common Stock subject to the Option, shall not be an impairment of the Participant’s rights that requires consent of the Participant.

13.5 Amendment of Awards. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that (a) if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); and (b) except for adjustments made pursuant to Section 12, no such amendment shall, unless approved by the shareholders of the Company (i) reduce the exercise price of any outstanding Option, or (ii) cancel or amend any outstanding Option for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price thereof (as adjusted pursuant to Section 12). An amendment to the Plan described in the last sentence of Section 13.4 shall not be an impairment of the Participant’s rights under the Participant’s Award that requires consent of the Participant.

14. GENERAL PROVISIONS.

14.1 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.2 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 12.1.

14.3 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

14.4 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

14.5 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

15. MARKET STAND-OFF. Each Award Agreement shall be subject to the condition, whether or not expressly stated therein, that, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under this Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, shall immediately be subject to the Market Stand-Off.

16. EFFECTIVE DATE OF PLAN. The Plan shall become effective as of the Effective Date. However, except in the case of an Inducement Award, no Award may be granted under the terms of the Plan unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within 12 months after the Effective Date. If the shareholders fail to approve the Plan within 12 months after the Effective Date, no additional Awards, including Inducement Awards, shall be made thereafter under the Plan.

17. TERMINATION OR SUSPENSION OF THE PLAN. The Plan shall terminate automatically on the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18. CHOICE OF LAW. The law of the State of Washington shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

19. EXECUTION. To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the Red Lion Hotels Corporation 2015 Stock Incentive Plan to be executed effective as of Effective Date.

RED LION HOTELS CORPORATION

By	\s\ Gregory T. Mount
Gregory T. Mount
President and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS OF

RED LION HOTELS CORPORATION

May 20, 2015

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

00003333333330303000 5 052015

The Board of Directors recommends a vote "FOR" all nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF RED LION HOTELS CORPORATION May 20, 2015 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00003333333330303000 5 052015 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1 “FOR” PROPOSALS 2, 3 AND 4 IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS The Board THAT MAY of Directors PROPERLY recommends COME BEFORE a vote THE “FOR” MEETING all nominees listed in TO Proposal INCLUDE 1 and ANY “FOR” COMMENTS, Proposals 2, 3USE and 4 THE COMMENTS BOX ON THE REVERSE SIDE HEREOF. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above may not the . Please be box submitted at note right and that via this method. 1. TO ELECT EIGHT DIRECTORS TO THE BOARD OF DIRECTORS: RAYMOND R. BRANDSTROM FOR AGAINST ABSTAIN JAMES P. EVANS DAVID J. JOHNSON MELVIN L. KEATING GREGORY T. MOUNT MICHAEL VERNON ALEXANDER WASHBURN ROBERT G. WOLFE 2. RATIFICATION OF SELECTION OF BDO USA, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015. 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. 4. APPROVAL OF 2015 STOCK INCENTIVE PLAN. Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

ANNUAL MEETING OF SHAREHOLDERS OF

RED LION HOTELS CORPORATION

May 20, 2015

00003333333330303000 5 052015

The Board of Directors recommends a vote "FOR" all nominees listed in Proposal 1 and "FOR" Proposals 2, 3 and 4

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF RED LION HOTELS CORPORATION May 20, 2015 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333333330303000 5 052015 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF ALL DIRECTORS LISTED IN PROPOSAL 1 “FOR” PROPOSALS 2, 3 AND 4 IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS The Board THAT MAY of Directors PROPERLY recommends COME BEFORE a vote THE “FOR” MEETING all nominees listed in TO Proposal INCLUDE 1 and ANY “FOR” COMMENTS, Proposals 2, 3USE and 4 THE COMMENTS BOX ON THE REVERSE SIDE HEREOF. To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method. FOR AGAINST ABSTAIN RAYMOND R. BRANDSTROM JAMES P. EVANS DAVID J. JOHNSON MELVIN L. KEATING GREGORY T. MOUNT MICHAEL VERNON ALEXANDER WASHBURN ROBERT G. WOLFE 2. RATIFICATION OF SELECTION OF BDO USA, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015. 3. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. 4. APPROVAL OF 2015 STOCK INCENTIVE PLAN. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this full Proxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. give

1 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF RED LION HOTELS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your voting instructions by telephoning 1-800-PROXIES, or going to WWW.VOTEPROXY.COM, and following the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby constitutes and appoints Thomas L. McKeirnan and Gregory T. Mount, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent and to vote, in such manner as in their discretion shall be deemed appropriate to carry out the authority as designated on the reverse side, all shares of Common Stock of Red Lion Hotels Corporation that the undersigned would be entitled to vote if present in person at the Annual Meeting of Shareholders of Red Lion Hotels Corporation to be held on Wednesday, May 20, 2015, at 9:00 a.m. local time at the RLHC Design Center at 550 Market Street, Suite 500, Denver, Colorado 80202 and at any adjournments thereof, on all matters that may come before the meeting, including matters incident to the conduct of the meeting and any shareholder proposal omitted from the proxy statement and this proxy pursuant to the rules of the Securities and Exchange Commission. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. (Continued and to be signed on the reverse side) COMMENTS: 1.1 14475